SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

MANPOWER INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MANPOWER INC.

5301 North Ironwood Road

Milwaukee, Wisconsin 53217

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 26, 2005

To the Shareholders of Manpower Inc.:

The 2005 Annual Meeting of Shareholders of Manpower Inc. will be held at the International Headquarters of Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin, on April 26, 2005, at 9:00 a.m., local time, for the following purposes:

(1)	To elect three directors to serve until 2008 as Class III directors;

(2)	To increase the number of shares authorized for issuance under the Manpower 1990 Employee Stock Purchase Plan;

(3)	To approve amendments to the 2003 Equity Incentive Plan of Manpower Inc. to add performance-based equity incentive awards and to make related changes; and

(4)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 15, 2005 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. Therefore, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the accompanying proxy in the enclosed envelope, by a telephone vote or by voting electronically via the Internet. Instructions for telephonic voting and electronic voting via the Internet are contained on the accompanying proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

Michael J. Van Handel, Secretary

March 11, 2005

MANPOWER INC.

5301 North Ironwood Road

Milwaukee, Wisconsin 53217

March 11, 2005

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Manpower Inc. for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on April 26, 2005, or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at Manpower’s International Headquarters, 5301 North Ironwood Road, Milwaukee, Wisconsin.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by us. No solicitation other than by mail is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $7,500 plus expenses.

Only shareholders of record at the close of business on February 15, 2005 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 89,894,135 shares of common stock. The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum. With respect to the proposal to elect the individuals nominated to serve as Class III directors by the board of directors, abstentions and broker non-votes will not be counted as voting on the proposals. With respect to the proposal to increase the number of shares authorized for issuance under the Manpower 1990 Employee Stock Purchase Plan and the proposal to approve amendments to the 2003 Equity Incentive Plan of Manpower Inc. to add performance-based equity incentive awards and make related changes, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as voting on the proposal. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.

This proxy statement, notice of annual meeting of shareholders and the accompanying proxy card, together with our annual report to shareholders, including financial statements for our fiscal year ended December 31, 2004, are being mailed to shareholders commencing on or about March 18, 2005.

If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. Each shareholder may revoke a previously granted proxy at any time before it is exercised by written notice to the secretary of Manpower (either by submitting a duly executed proxy bearing a later date or voting via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated to serve as Class III directors by the board of directors, will be voted for the increase in number of shares authorized for issuance under the Manpower 1990 Employee Stock Purchase Plan, will be voted for approval of amendments to the 2003 Equity Incentive Plan of Manpower Inc. to add performance-based equity incentive awards and make related changes, and will be voted as recommended by the board of directors with regard to all other matters or, if no such recommendation is given, in the discretion of the individuals to whom the proxies are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of the record date information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
AMVESCAP PLC	6,271,262	(2)	7.0%
11 Devonshire Square
London EC2M 4YR
England

T. Rowe Price Associates, Inc.	5,271,677	(3)	5.9%
100 East Pratt Street
Baltimore, Maryland 21202

(1)	Based on 89,894,135 shares of common stock outstanding as of the record date.
(2)	This information is based on a Schedule 13G dated February 14, 2005 filed by AMVESCAP PLC on its behalf and on behalf of its following subsidiaries: AIM Advisors, Inc.; AIM Funds Management, Inc.; AIM Private Asset Management, Inc.; AIM Capital Management, Inc.; INVESCO Institutional (N.A.), Inc.; and INVESCO Asset Management GmbH. AMVESCAP PLC and the listed subsidiaries have sole voting and sole dispositive power with respect to 6,271,262 shares held.
(3)	This information is based on a Schedule 13G dated February 14, 2005. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole voting power with respect to 851,869 shares held and sole dispositive power with respect to 5,271,677 shares held. Price Associates has indicated that for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates has expressly disclaimed that it is, in fact, the beneficial owner of such securities.

1.  ELECTION OF DIRECTORS

Manpower’s directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of directors in Class III expires at the annual meeting. The board of directors proposes that the nominees described below, all of whom are currently serving as Class III directors, be elected as Class III directors for a new term of three years ending at the 2008 annual meeting of shareholders and until their successors are duly elected and qualified. Mr. Bouchard, Ms. Ridgway and Mr. Zore are standing for re-election.

Nominees receiving the largest number of affirmative votes cast will be elected as directors up to the maximum number of directors to be chosen at the election. Accordingly, any shares not voted affirmatively, whether by abstention, broker non-vote or otherwise, will not be counted as affirmative votes cast for any director.

Name	Age	Principal Occupation and Directorships
NOMINEES FOR DIRECTORS — CLASS III

J. Thomas Bouchard	64	Retired Senior Vice President, Human Resources of International Business Machines from 1994 to 2000. Senior Vice President and Chief Human Resources Officer of U.S. West Inc. from 1989 to 1994. Also a director of Health Net, Inc. and Nordstrom fsb. A director of Manpower since May 2001.

Rozanne L. Ridgway	69	Retired Diplomat. A member of the U.S. Foreign Service from 1957 to 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland, Ambassador to the German Democratic Republic and Assistant Secretary of State for European and Canadian Affairs. Also a director of The Boeing Company, Emerson Electric Co., 3M, three funds in the American Funds complex and Sara Lee Corporation. A director of Manpower since February 2002.

Edward J. Zore	59	President and Chief Executive Officer of Northwestern Mutual since June 2001. President of Northwestern Mutual from March 2000 to June 2001. Executive Vice President, Life and Disability Income Insurance, of Northwestern Mutual from 1998 to 2000. Executive Vice President, Chief Financial Officer and Chief Investment Officer of Northwestern Mutual from 1995 to 1998. Prior thereto, Chief Investment Officer and Senior Vice President of Northwestern Mutual. Also a Trustee of Northwestern Mutual and a Director of Northwestern Mutual Series Fund, Inc. and Mason Street Funds, Inc. A director of Manpower since July 2000.

Class I Directors (term expiring 2006)

Jeffrey A. Joerres	45	Chairman of Manpower since May 2001, and President and Chief Executive Officer of Manpower since April 1999. Senior Vice President — European Operations and Marketing and Major Account Development of Manpower from July 1998 to April 1999. A director of Artisan Funds, Inc. and Johnson Controls, Inc. A director of Manpower for more than five years. An employee of Manpower since July 1993.

Name	Age	Principal Occupation and Directorships

Dennis Stevenson	59	Chairman of Pearson plc, an international media company and publisher of the Financial Times, and Chairman of HBOS plc, one of the world’s largest banking institutions based in the United Kingdom. A director of Manpower for more than five years.

John R. Walter	58	Retired President and Chief Operating Officer of AT&T Corp. from November 1996 to July 1997. Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company, a print and digital information management, reproduction and distribution company, from 1989 through 1996. Also a director of Abbott Laboratories, Deere & Company, Vasco Data Security International, Inc. and SNP Corporation of Singapore. A director of Manpower for more than five years.

Marc J. Bolland	45	Executive Board Member of Heineken N.V., a Dutch beer brewing and bottling company, since 2001. Previously, a Managing Director of Heineken Export Group Worldwide, a subsidiary of Heineken N.V., from 1999 to 2001, and Heineken Slovensko, Slovakia, a subsidiary of Heineken N.V., from 1995 to 1998. A director of Manpower since July 2004.

Class II Directors (term expiring in 2007)

Stephanie A. Burns	50	President and Chief Executive Officer of Dow Corning, a global leader in silicon based technology and innovation, since January 2004. Held key management positions at Dow Corning since 1983, most recently as President and Chief Operating Officer from February 2003 to December 2003 and Executive Vice President from December 2000 to February 2003. A director of Chemical Bank and Trust Company and Michigan Molecular Institute. A director of Manpower since July 2003.

Willie D. Davis	70	President of All Pro Broadcasting Incorporated, a radio broadcasting company located in Los Angeles, California, since 1977. A director of Alliance Bank Co., The Dow Chemical Company, MGM Mirage, Sara Lee Corporation, Strong Funds, Metro-Goldwyn-Mayer Inc., Wisconsin Energy, Inc., Johnson Controls, Inc., Checkers Drive-In Restaurants, Inc. and Bassett Furniture Industries, Incorporated. A director of Manpower since May 2001.

Jack M. Greenberg	62	Retired Chairman and Chief Executive Officer of McDonald’s Corporation from May 1999 to December 2002, and Chief Executive Officer and President from August 1998 to May 1999. A director of Abbott Laboratories, The Allstate Corporation, First Data Corporation and Hasbro, Inc. A director of Manpower since October 2003.

Terry A. Hueneke	62	Retired Executive Vice President of Manpower from 1996 until February 2002. Senior Vice President — Group Executive of Manpower’s former principal operating subsidiary from 1987 until 1996. A director of Manpower for more than five years.

Meetings and Committees of the Board

The board of directors has standing audit, executive compensation, executive, and nominating and governance committees. The board of directors has adopted written charters for the audit, executive compensation and nominating and governance committees. These charters are available on Manpower’s web site at www.manpower.com. Each director attended at least 75% of the board meetings and meetings of committees on which each served in 2004. The board of directors held six meetings during 2004. The board of directors took action twice by written consent during 2004.

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are attached to this proxy statement at Appendix A. The board of directors has determined that nine of eleven of the current directors of Manpower are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards. The independent directors are: Mr. Bolland, Mr. Bouchard, Dr. Burns, Mr. Davis, Mr. Greenberg, Ms. Ridgway, Mr. Stevenson, Mr. Walter and Mr. Zore.

The non-management members of the board of directors meet in executive session without management at each regularly scheduled meeting of the board of directors. In accordance with Manpower’s corporate governance guidelines, the chairperson of a board committee selected annually on a rotating basis presides over the executive session. Mr. Walter, the chairman of the nominating and governance committee, will preside over the executive sessions held in 2005.

Any interested party that wishes to communicate directly with the presiding director or with the non-management directors as a group may do so by calling 1-800-210-3458. The third-party service provider that monitors this telephone number will forward a summary of all communications directed to the non-management directors to the director presiding over of the executive sessions held in 2005.

Certain documents relating to corporate governance matters are available in print by writing to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217 and on Manpower’s web site at www.manpower.com. These documents include the following:

•	Articles of incorporation;

•	By-laws;

•	Corporate governance guidelines;

•	Code of business conduct and ethics;

•	Charter of the nominating and governance committee, including the guidelines for selecting board candidates;

•	Categorical standards for relationships deemed not to impair independence of non-employee directors;

•	Charter of the audit committee;

•	Policy on services provided by independent auditors; and

•	Charter of the executive compensation committee.

Information contained on Manpower’s web site is not deemed to be a part of this proxy statement.

The audit committee consists of Mr. Zore (Chairman), Mr. Bouchard, Dr. Burns and Mr. Davis. Each member of the audit committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The board of directors has determined that Mr. Zore is an “audit committee financial expert” and “independent” as defined under the applicable rules of the Securities and Exchange Commission. The audit committee charter provides that, except as determined by the board of directors, a director is not permitted to serve on the audit committee if he or she serves on the audit committees of more than two other public companies. Mr. Davis serves on the audit committees of Checkers Drive-In Restaurants, Inc., Johnson Controls, Inc., Metro-Goldwyn-Mayer Inc. and MGM Mirage. The board of directors, after considering the time commitment attendant to Mr. Davis’ audit committee membership in light of his circumstances, determined that his simultaneous service on these audit committees does not impair his ability to effectively serve on our audit committee.

The functions of the audit committee include: (i) appointing the independent auditors for the annual audit and approving the fee arrangements with the independent auditors; (ii) monitoring the independence, qualifications, and performance of the independent auditors; (iii) reviewing the planned scope of the annual audit; (iv) reviewing the financial statements to be included in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, any significant adjustments proposed by the independent auditors and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (v) making a recommendation to the board of directors regarding inclusion of the audited financial statements in our Annual Report on Form 10-K; (vi) reviewing recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management; (vii) reviewing matters of disagreement, if any, between management and the independent auditors; (viii) meeting privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls; (ix) monitoring our internal audit and accounting management and controls; (x) monitoring our policies and procedures regarding compliance with the Foreign Corrupt Practices Act and compliance by our employees with our Code of Business Conduct and Ethics; and (xi) monitoring any litigation involving Manpower which may have a material financial impact on Manpower or relate to matters entrusted to the audit committee. The audit committee held five meetings during 2004. The audit committee did not take action by written consent during 2004.

The executive compensation committee consists of Mr. Bouchard (Chairman), Mr. Bolland, Mr. Greenberg, Ms. Ridgway and Mr. Walter. Each member of the executive compensation committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The functions of this committee are to: (i) establish the compensation of Mr. Joerres, the president and chief executive officer of Manpower, and Mr. Van Handel, the executive vice president and chief financial officer of Manpower, subject to ratification by the board of directors; (ii) approve the compensation, based on the recommendations of the senior executive officers, of certain other senior executives of Manpower and its subsidiaries; (iii) periodically review the succession plans for our executive officers; (iv) serve as the administrative committee for Manpower’s stock option and stock purchase plans; (v) administer Manpower’s corporate senior management incentive plan; and (vi) act as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code. The executive compensation committee held seven meetings during 2004. The executive compensation committee took action by written consent once during 2004.

The executive committee consists of Messrs. Joerres, Bouchard and Walter. This committee may exercise full authority in the management of the business and affairs of the board of directors when the board of directors is not in session, except to the extent limited by Wisconsin law, our articles of incorporation or by-laws, or as otherwise limited by the board of directors. Although the committee has very broad powers, in practice it acts only infrequently to take formal action on a specific matter when it would be impractical to call a meeting of the board of directors. The executive committee did not meet or take action by written consent during 2004.

The nominating and governance committee consists of Mr. Walter (Chairman), Dr. Burns, Mr. Davis, Ms. Ridgway and Mr. Zore. Each member of the nominating and governance committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The functions of this committee are to: (i) recommend nominees to stand for election at annual shareholders meetings, to fill vacancies on the board of directors and to serve on committees of the board of directors; (ii) establish procedures and assist in identifying candidates for board membership; (iii) review the qualifications of candidates for board membership; (iv) review compensation arrangements in effect for non-management members of the board of directors and recommend changes deemed appropriate; (v) establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures; (vi) monitor compliance by the non-management directors with our Code of Business Conduct and Ethics; (vii) develop succession plans for the directors; and (viii) undertake additional activities within the scope of the primary functions of the committee as the committee or the board of directors may determine. The nominating and governance committee has from time to time engaged director search firms to assist it in identifying and evaluating potential board candidates. The nominating and governance committee met five times during 2004. The nominating and governance committee did not take action by written consent during 2004.

The nominating and governance committee will consider candidates nominated by shareholders in accordance with the procedures set forth in Manpower’s by-laws. Under Manpower’s by-laws, nominations other than those made by the board of directors or the nominating and governance committee, must be made pursuant to timely notice in proper written form to the secretary of Manpower. To be timely, a shareholder’s request to nominate a person for election to the board at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of Manpower not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

Under Manpower’s corporate governance guidelines, no person who would be age 70 or older at the time of his or her election is eligible to stand for election to the board of directors. In addition, the board of directors has adopted guidelines for selecting candidates for election to the board of directors. Under these guidelines, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value to Manpower in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of Manpower in order to carry out the responsibilities of a director.

The nominating and governance committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with these guidelines. The full text of the guidelines is attached as Appendix A to the charter of the nominating and governance committee, which is available in print or on Manpower’s web site as described above.

Manpower does not have a policy regarding board members’ attendance at the annual meeting of shareholders. Nine of ten directors attended the 2004 annual meeting of shareholders.

Remuneration of Directors

The board of directors has approved the compensation arrangement for non-employee directors described below. Non-employee directors are paid a cash retainer equal to $60,000 per year. Non-employee directors are also paid $1,000 per board or committee meeting attended in person, and $500 per board or committee meeting attended telephonically, except for the chairmen of the board committees. The chairman of the audit committee is paid $3,000 for each committee meeting attended in person and $1,500 per committee meeting attended telephonically, and the other committee chairmen are paid $2,000 per committee meeting attended in person and $1,000 per committee meeting attended telephonically. In addition, each director is reimbursed for travel expenses incurred in connection with attending board of directors and committee meetings.

Except as described below, non-employee directors may elect to receive deferred stock under the 2003 Equity Incentive Plan in lieu of the annual cash retainer (but not in lieu of the cash meeting fees). Elections may cover 50%, 75% or 100% of the annual cash retainer payable to the director for the election period to which the annual cash retainer is payable. An election period begins on January 1st of each year or the date of the director’s initial appointment to the board of directors, whichever is later, and ends on the termination of a director’s tenure as a director or December 31st, whichever is earlier. The deferred stock will be granted to the director following the end of the election period to which the election applies. The number of shares of deferred stock granted to the director will be equal to the amount of the annual cash retainer to which the election applies, divided by the average of the closing prices of the Manpower common stock on the last trading day of each full or partial calendar quarter covered by the election period. Deferred stock will be settled in shares of Manpower common stock on a one-for-one basis generally within 30 days after the date of termination of a director’s tenure as a director. For the election period that ended on December 31, 2004, Messrs. Bouchard, Hueneke, and Zore elected, and Mr. Stevenson was required, to accept deferred stock in lieu of 100% of the annual cash retainer to which they were otherwise entitled, Dr. Burns, Mr. Davis and Ms. Ridgway elected to accept deferred stock in lieu of 50% of the annual cash retainer to which they were otherwise entitled and Mr. Bolland, Mr. Greenberg and Mr. Walter elected to receive the annual cash retainer to which they were entitled in cash.

Finally, each non-employee director receives annually an option to purchase 5,000 shares of common stock under the 2003 Equity Incentive Plan. Directors who join the board of directors after the date of grant receive an option over a prorated number of shares. Such options are exercisable during the director’s tenure and for a limited period thereafter.

Prior to July 29, 2003, directors had the right to elect, except for Mr. Stevenson who was required to elect, to receive an option to purchase shares of common stock in lieu of receiving payment of part or all of their annual fees in cash.

For each full year for which all such cash fees were waived, a director received an option over 10,000 shares of common stock, which number was adjusted based on the price per share of the common stock on the date of election relative to $28.00 for grants prior to November 5, 2001 and $28.38 for grants on or after November 5, 2001. The per share purchase price for each option awarded was equal to the fair market value of the common stock on the date of grant. Options granted in place of cash fees are exercisable for the vested portion during the director’s tenure and a limited period thereafter. In November 2001, Mr. Zore agreed, and Mr. Stevenson was required, to accept stock options in lieu of all of their cash fees through November 2006, Mr. Bouchard agreed to accept stock options in lieu of 75% of his cash fees through November 2006, Mr. Davis agreed to accept stock options in lieu of 50% of his cash fees through November 2006, and Mr. Walter agreed to accept stock options in lieu of 50% of his cash fees through November 2002. In March 2002, Ms. Ridgway agreed to accept stock options in lieu of 50% of her cash fees through November 2006 and in November 2002, 2003 and 2004, Mr. Walter elected to receive his fees through November 2003, 2004 and 2005 in cash. The right to elect options in lieu of cash compensation was terminated as of July 29, 2003, except that elections in effect as of July 29, 2003 remain in effect. In addition, directors who were in office prior to July 29, 2003 for whom an election was not in effect covering the period ending November 4, 2006 will continue to have the right to make elections under the prior compensation arrangement with respect to the first $50,000 of the annual cash retainer through November 2006. As a result, directors in office prior to July 29, 2003 will be entitled to elect to receive deferred stock as described above only for the excess of the new annual retainer over $50,000 for the period from July 29, 2003 to November 4, 2006.

Effective February 28, 2002, Mr. Hueneke’s full-time employment with Manpower ended. Mr. Hueneke entered into an agreement with us pursuant to which he relinquished his responsibility for Manpower’s operations in the United States and Canada and agreed to continue to assist us as a part-time employee through the orientation of his successor and the subsequent transition of management responsibilities for our Company’s operations in Latin America and the Asia Pacific region. The initial period of part-time employment expired February 28, 2003, and was extended for an additional year. Pursuant to the agreement, we agreed to pay Mr.

Hueneke his base salary and incentive bonus through February 28, 2002, plus a separation benefit in a lump sum amount equal to $1,520,234 in accordance with the terms of his employment agreement. In addition, we agreed to pay Mr. Hueneke compensation at the rate of $250,000 per year during the initial period of part-time employment and during the additional year of part-time employment. The additional year of part-time employment ended on February 28, 2004. Mr. Hueneke has agreed not to compete with us or solicit employees to leave our employment for two years after the date of his complete termination of employment, and to release all claims relating to his employment with us. On February 28, 2004, payment of Mr. Hueneke’s benefits under our retirement plan, deferred compensation plan and non-qualified savings plan were made or began, and we will continue to provide medical and dental benefits to Mr. Hueneke. On February 28, 2004, Mr. Hueneke was also considered to have terminated his employment due to early retirement and all of the outstanding stock options held by Mr. Hueneke became fully exercisable and were exercisable for one year following the date of complete termination of his employment with us. In addition, the shares of common stock to which Mr. Hueneke is entitled under the Manpower’s Deferred Stock Plan were distributed to Mr. Hueneke on February 3, 2005.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth in the table below, as of February 28, 2005, are the shares of Manpower Common Stock beneficially owned by each director and nominee, each of the executive officers named in the table under the heading “EXECUTIVE COMPENSATION—Summary Compensation Table,” who we refer to as the named executive officers, and all directors and executive officers of Manpower as a group and the shares of Manpower Common Stock that could be acquired within 60 days of February 28, 2005 by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire Common Stock(1)(2)	Percent of Class(3)
Jeffrey A. Joerres	607,098	(4)(5)	444,550	*
Michael J. Van Handel	211,630	(5)	162,950	*
Barbara J. Beck	72,356	(5)	57,500	*
Jean-Pierre Lemonnier	85,941	(5)	78,441	*
Yoav Michaely	183,237	(5)	132,875	*
Marc J. Bolland	6,250		6,250	*
J. Thomas Bouchard	51,434		44,434	*
Stephanie A. Burns	11,250		11,250	*
Willie D. Davis	40,826		40,826	*
Jack M. Greenberg	10,000		10,000	*
Terry A. Hueneke	26,867		8,750	*
Rozanne L. Ridgway	30,763		29,763	*
Dennis Stevenson	112,243		80,000	*
John R. Walter	68,541		68,541	*
Edward J. Zore	64,424		54,424	*
All Directors and Executive Officers as a group (16 persons)	1,603,647		1,238,054	1.7%

(1)	Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column. The table does not include shares of deferred stock held by the following directors that were issued under the 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan: Mr. Bouchard —301; Dr. Burns — 904; Mr. Davis — 151; Mr. Greenberg — 227; Mr. Hueneke — 1,058; Ms. Ridgway —151; Mr. Stevenson — 301; and Mr. Zore — 301. The shares of deferred stock will be settled in shares of Manpower common stock on a one-for-one basis after the director’s termination of service as a director.
(2)	Common Stock that may be acquired within 60 days of the Record Date through the exercise of stock options.
(3)	No person named in the table beneficially owns more than 1% of the outstanding shares of Common Stock. The percentage is based on the column entitled Common Stock Beneficially Owned.
(4)	Includes 300 shares held by Mr. Joerres’ spouse.
(5)	Includes the following number of shares of unvested restricted stock as of the Record Date: Mr. Joerres —122,500; Mr. Van Handel — 37,500; Ms. Beck — 13,000; Mr. Lemonnier — 4,500; and Mr. Michaely —3,000. The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the past three years of each of our named executive officers:

Name and Principal Position	Annual Compensation										All Other Compensation($)
								Long Term Compensation Awards
	Year	Salary($)		Bonus($)		Other Annual Compensation($)		Restricted Stock Awards($)		Securities Underlying Options/ SARs (#)
Jeffrey A. Joerres	2004	$840,000		$1,624,000		$4,397	(1)	$881,600	(2)	50,000	$460,508	(3)
Chairman, President and	2003	840,000		1,264,000		15,633		1,090,600		35,000	32,004
Chief Executive Officer	2002	700,000		300,000		3,542		—		250,000	21,011

Michael J. Van Handel	2004	$460,000		$890,000		$—		$330,600	(2)	15,000	$243,800	(3)
Executive Vice President	2003	460,000		692,667		—		420,660		13,500	23,496
—Chief Financial Officer and Secretary	2002	400,000		175,000		—		—		120,000	11,935

Barbara J. Beck	2004	$370,000		$326,069		$—		$132,240	(4)	15,000	$185,000	(3)
Executive Vice President	2003	350,000		100,250		—		93,480		15,000	2,000
	2002	350,000		103,890		—		—		65,000	27,973	(5)

Jean-Pierre Lemonnier	2004	$375,000	(6)	$204,775	(6)	$—		$198,360	(4)	40,962	$1,836	(3)(6)
Executive Vice President	2003	340,000		323,753		—		93,480		15,000	1,497
	2002	340,000		162,860		—		—		48,000	1,974

Yoav Michaely	2004	$390,000	(7)	$357,070		$192,733	(7)(8)	$132,240	(4)	15,000	$195,000	(3)
Executive Vice President	2003	390,000		100,050		164,110		93,480		15,250	2,000
	2002	370,000		95,189		184,140		—		10,000	—

(1)	“Other Annual Compensation” for Mr. Joerres includes the discount associated with purchases of Common Stock under the Manpower 1990 Employee Stock Purchase Plan. The Manpower 1990 Employee Stock Purchase Plan is available to all U.S. employees and employees in certain other countries who meet certain qualifying standards and is described below. See “Stock Purchase Plans.”

(2)	Represents the dollar value of the grant of 20,000 shares of Manpower common stock to Mr. Joerres and 7,500 shares of Manpower common stock to Mr. Van Handel on February 18, 2004 using the fair market value of Manpower common stock on the date of grant, which was $44.08 per share. Of the shares granted, 50% of the shares vest on February 18, 2006 and 50% of the shares vest on February 18, 2008. Dividends are paid on all of the shares granted. Mr. Joerres held 55,000 shares of restricted stock on December 31, 2004 with a value of $2,656,500 and Mr. Van Handel held 21,000 shares of restricted stock on December 31, 2004 with a value of $1,014,300 based on the closing sale price of Manpower common stock on December 31, 2004, which was $48.30 per share.

(3)	The executive compensation committee approved performance-based deferred compensation to be credited to the accounts of the participants in the deferred compensation plan for 2004. Manpower’s performance in 2004 exceeded the “outstanding” earnings per share and economic profit performance goals established by the executive compensation committee for that period. As a result, the participants’ accounts under the deferred compensation plan were credited with the following amounts: Mr. Joerres — $420,000; Mr. Van Handel — $230,000; Ms. Beck — $185,000; and Mr. Michaely — $195,000. See “Performance-Based Deferred Compensation Plan”, below. The remaining amounts under “All Other Compensation” for 2004 consist of the dollar value of our contribution to accounts under our nonqualified savings plan in the U.S. for Messrs. Joerres, Van Handel and Michaely and Ms. Beck and our profit sharing plan in France for Mr. Lemonnier.

(4)	Represents the dollar value of the grant of 3,000 shares of Manpower common stock to each of Ms. Beck and Mr. Michaely, and the grant of 4,500 shares of Manpower common stock to Mr. Lemonnier, on

February 18, 2004 using the fair market value of Manpower common stock on the date of grant, which was $44.08 per share. All the shares granted vest on February 18, 2007. Dividends are paid on all of the shares granted. Ms. Beck and Mr. Michaely each held 4,500 shares of restricted stock on December 31, 2004 with a value of $217,350, and Mr. Lemonnier held 6,000 shares of restricted stock on December 31, 2004 with a value of $289,800 based on the closing sale price of Manpower common stock on December 31, 2004, which was $48.30 per share.

(5)	“All Other Compensation” for Ms. Beck in 2002 consists of relocation expense reimbursements.

(6)	Represents Mr. Lemonnier’s salary, bonus and profit sharing contribution in Euro translated at an exchange rate of .895 (in U.S. Dollars), which was the exchange rate in effect at the time Mr. Lemonnier was appointed an executive officer of Manpower. Based on the exchange rate of 1.355 (in U.S. Dollars) as of December 31, 2004, Mr. Lemonnier’s salary was $567,905, his bonus was $310,114 and his profit sharing contribution was $4,397.

(7)	A portion of Mr. Michaely’s salary and his overseas living expense subsidy is paid in Pounds Sterling and has been translated at an exchange rate of 1.43 (in U.S. Dollars), which was the exchange rate in effect at the time Mr. Michaely was appointed an executive officer of Manpower. Based on the exchange rate of 1.918 (in U.S. Dollars) as of December 31, 2004, Mr. Michaely’s salary was $523,091 and his overseas living expense subsidy was $260,473.

(8)	“Other Annual Compensation” for Mr. Michaely includes an overseas living expense subsidy, which includes the rent expense for his home, educational expenses for his children, and tax equalization payments.

Employee Stock Option and Restricted Stock Plans

We maintain several plans pursuant to which incentive and non-statutory stock options, restricted stock, deferred stock and SARs (stock appreciation rights) have been granted in the past and/or may be granted in the future. Participation is generally limited to our full-time employees. The option exercise price of all options granted under our plans to executive officers has been l00% of the closing market price on the New York Stock Exchange for the business day immediately prior to the date of grant. Directors of Manpower who are not full-time employees may participate in the 2003 Equity Incentive Plan, as described on pages 7 to 8 hereof.

The following table summarizes certain information concerning option grants to our named executive officers during 2004:

Option/SAR Grants in Fiscal 2004

Name	Individual Grants					Grant Date Value
	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (1)	Expiration Date	Grant Date Present Value ($) (2)
Jeffrey A. Joerres	50,000	(3)	4.0%	44.08	2/18/14	911,000
Michael J. Van Handel	15,000	(3)	1.2%	44.08	2/18/14	273,300
Barbara J. Beck	15,000	(4)	1.2%	44.08	2/18/14	273,300
Jean-Pierre Lemonnier	40,962	(4)	3.3%	44.08	2/18/14	746,328
Yoav Michaely	15,000	(4)	1.2%	44.08	2/18/14	273,300

(1)	The exercise price is 100% of the closing market price on the New York Stock Exchange for the business day immediately preceding the date of grant.

(2)	Present value is determined by using the Black-Scholes option pricing model. The grant date present value is based on a six-year option life. Other assumptions used for the Black-Scholes option pricing model include a risk-free rate of return of 3.24%, a volatility factor of 39.8% and a dividend yield of 0.5% during the option life.

(3)	These options were granted on February 18, 2004 and become exercisable as to 50% of the shares covered by the option on February 18, 2006 and February 18, 2008.

(4)	These options were granted on February 18, 2004 and become exercisable as to 25% of the number of shares covered by the option on each of the first four anniversaries of the date of grant.

The following table summarizes for each of the named executive officers the number of shares of common stock acquired upon exercise of options during the fiscal year ended December 31, 2004, the dollar value realized upon exercise of options, the total number of shares of common stock underlying unexercised options held at December 31, 2004, exercisable and unexercisable, and the aggregate dollar value of in-the-money, unexercised options held at December 31, 2004, exercisable and unexercisable. Value realized upon exercise is the difference between the fair market value of the underlying common stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise price and the fair market value of the underlying common stock as of December 31, 2004, which was $48.30 per share. These values, unlike any amounts which may be set forth in the column headed “value realized”, have not been, and may never be, realized. The underlying options have not been, and may never be, exercised. The actual gains, if any, on exercise will depend on the value of the common stock on the date of exercise. There can be no assurance that these values will be realized.

Aggregated Option/SAR Exercises in Fiscal Year 2004 and FY-End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the-Money Options/SARs at FY-End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey A. Joerres	—	—	396,975	288,825	8,147,186	3,769,339

Michael J. Van Handel	—	—	143,963	122,488	2,576,014	1,651,164

Barbara J. Beck	—	—	31,250	63,750	458,625	793,875

Jean-Pierre Lemonnier	—	—	52,450	76,212	828,398	709,845

Yoav Michaely	—	—	122,813	31,438	2,648,731	331,039

Performance-Based Deferred Compensation Plan

Mr. Joerres, Mr. Van Handel, Ms. Beck and Mr. Michaely participate in our Performance-Based Deferred Compensation Plan. Participants in the deferred compensation plan earn deferred compensation based on achievement of annual earnings per share and economic profit performance goals. The performance goals and award opportunities are established at the beginning of each year by the executive compensation committee. Any deferred compensation benefits earned by participants in any year are credited to participants’ accounts as of the end of the year. Participants’ account balances are credited with an indexed rate of return, as determined from time to time by the executive compensation committee. The current rate of return is equal to the effective yield on ten year Treasury notes, plus 100 basis points. A participant’s account vests when the participant has attained age 50 and completed 15 years of service or, alternatively, when the participant has attained age 62. In addition, if the employment of a participant is terminated because of his or her death or disability, the participant’s account balance becomes immediately vested. Account balances also vest upon a change of control of Manpower. A participant’s vested account balance becomes distributable upon the retirement, death or disability of the participant. Manpower’s performance in relation to the performance criteria is calculated independently, which may allow the participants to receive a deferred compensation benefit under one of the performance criteria but not under the other. No deferred compensation benefit will be credited under a performance criterion for performance below threshold. The deferred compensation benefits that may be credited to Mr. Joerres, Mr. Van Handel, Ms. Beck and Mr. Michaely (as a percentage of their 2005 base salary) for 2005 based on achievement of threshold, target and outstanding performance goals under each performance criterion are as follows:

	Benefit Opportunity as a Percentage of 2005 Base Salary
	Threshold	Target	Outstanding
EPS Goal	7.5%	15.0%	25.0%
Economic Profit Goal	7.5%	15.0%	25.0%
Total	15.0%	30.0%	50.0%

Employee Stock Purchase Plan

We have adopted and maintain an employee stock purchase plan designed to encourage employees to purchase common stock. The plan is broad-based and available to all U.S. employees, including qualifying temporary employees, and employees in certain other countries. The plan generally provides that employees accumulate funds through payroll deductions over a prescribed offering period and are entitled to purchase shares at a maximum discount of 15% from the market price at the beginning and/or end of the offering period. No more than $25,000 of common stock, measured by the market price as of the beginning of the offering period, may be purchased by any participating employee in any year.

Pension Plans

We maintain a broad-based qualified, noncontributory defined benefit pension plan for eligible U.S. employees which we refer to as the qualified plan. We also maintain a nonqualified, defined benefit, deferred compensation plan to provide retirement benefits for management and other highly compensated employees in the U.S. who are ineligible to participate in the qualified plan. We refer to this plan and the qualified plan as the U.S. pension plans. Some of our foreign subsidiaries also maintain various pension and retirement plans.

Under the U.S. pension plans, a pension is payable upon retirement at age 65, or upon earlier termination if certain conditions are satisfied. As of February 29, 2000, the U.S. pension plans were frozen, and the pension benefits due to employees in the plans on that date were frozen. The pension benefit is based on years of credited service as of February 29, 2000 and the lesser of (i) the average annual compensation received during the last five consecutive calendar years prior to retirement, for employees already retired on February 29, 2000, or as of February 29, 2000, for employees not then retired, or (ii) $261,664. Compensation covered by the plans is base salary or hourly wages, unless paid entirely on a commission basis, in which case commissions of up to $20,000 per calendar year are taken into account. Bonuses, overtime pay or other kinds of extra compensation are not considered. Upon retirement at age 65 or later, Messrs. Joerres, Van Handel and Michaely will be entitled to an aggregate annual benefit equal to $11,882, $14,472 and $5,473, respectively. Ms. Beck and Mr. Lemonnier are not entitled to any benefits under the U.S. pension plans.

Employment and Other Agreements

On February 19, 2002, we entered into compensation and severance agreements with Mr. Joerres and Mr. Van Handel. These agreements were set to expire on February 28, 2005. On February 16, 2005, the executive compensation committee determined to extend the term of these agreements. The extension was ratified by the board of directors. To extend the agreements, we entered into a new compensation agreement and a new severance agreement with both Mr. Joerres and Mr. Van Handel. The terms of these agreements are substantially similar to the prior agreements, except for the new term and base salary adjustments. The term under each of the compensation agreements and severance agreements expires on the first to occur of (1) the date two years after the occurrence of a change of control of Manpower, (2) February 28, 2008 if no such change of control occurs before February 28, 2008, or (3) any termination of the executive’s employment by Manpower or by the executive.

Under the compensation agreements, Mr. Joerres and Mr. Van Handel are entitled to receive a base salary, as may be increased from time to time by us, and each is entitled to receive incentive compensation in accordance with the 2002 Corporate Senior Management Incentive Plan, which is administered by the executive compensation committee. Mr. Joerres is entitled to receive an annual base salary of at least $840,000 per year and Mr. Van Handel is entitled to receive an annual base salary of at least $460,000. In addition, Mr. Joerres and Mr. Van Handel are eligible for all benefits generally available to the senior executives of Manpower, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits. The compensation agreements also contain nondisclosure provisions that are effective during the term of the executive’s employment with Manpower and during the two-year period following the termination of the executive’s employment with Manpower, and nonsolicitation provisions that are effective during the term of the executive’s employment with Manpower and during the one-year period following the termination of the executive’s employment with Manpower.

Under the severance agreements, if the executive’s employment is terminated by Manpower without “cause” or by the executive for “good reason” and there has been no change of control of Manpower, we will provide the executive with (1) prorated incentive compensation for the year in which the executive’s employment was terminated, (2) lump sum severance equal to the executive’s base salary plus the amount of the executive’s highest bonus for the prior three years or the year in which the termination takes place, and (3) continuation of medical and dental benefits for 12 months following the date of termination.

In the event of a change of control of Manpower, if the executive’s employment is terminated without “cause” or by the executive for “good reason” in the six months before or two years after the change of control, the executive is entitled to (1) prorated incentive compensation for the year in which the executive’s employment was terminated, (2) lump sum severance equal to three times the executive’s base salary plus three times the amount of the executive’s highest annual bonus for the prior three years or the year in which the termination takes place, (3) continuation of medical, dental, life insurance and disability benefits for 18 months following the date of termination and (4) if the executive is subject to a “golden parachute” excise tax under the Internal Revenue Code of 1986, as amended, a gross-up payment to cover the additional taxes incurred by the executive.

Upon the death or disability of the executive, the executive is entitled under the severance agreement to receive (1) prorated incentive compensation for the year in which such event occurs, and (2) benefits provided under life insurance or disability plans. If the executive’s employment with Manpower is terminated for “cause” or by the executive other than for “good reason,” the executive will not be entitled to prorated incentive compensation, severance compensation or benefit continuation.

The severance agreements also contain a noncompetition agreement that remains in effect for one year following termination of employment except following a change of control where the executive’s employment is terminated without “cause” or by the executive for “good reason.”

Under the terms of the severance agreements, “cause” is defined as (1) willful and continued failure by the executive to substantially perform duties after written demand for performance is delivered and failure by the executive to resume substantial performance within 10 days; (2) commission by the executive of any material act of dishonesty or disloyalty involving Manpower; (3) chronic absence from work other than by reason of a serious health condition; (4) commission of a crime which substantially relates to circumstances of the executive’s position with Manpower; or (5) the willful engaging by the executive in conduct which is demonstrably and materially injurious to Manpower.

Under the terms of the severance agreements, “good reason” is defined as (1) assignment of the executive to a position representing a material reduction from the executive’s current position with Manpower, or assignment of the executive to duties inconsistent with the executive’s current position; (2) breach of the severance agreement by Manpower; (3) the executive being required to change location of principal office by more than 75 miles without the executive’s consent; or (4) within two years following change of control of Manpower, any reduction of the executive’s annual bonus to an amount that is less than the annual bonus paid to the executive for either of the two years prior to the change of control.

Under her agreements, Ms. Beck is entitled to receive an annual base salary of $350,000, which was increased to $370,000 in 2004. Ms. Beck is also entitled to receive an incentive bonus. Ms. Beck’s bonus for 2004 was calculated based on performance indicators for the Company’s U.S. and Canadian operations and for the Company as a whole. These indicators include adjusted operating unit profit (defined as operating unit profit less a capital charge for outstanding accounts receivable) for the Company’s U.S. and Canadian operations, expense efficiency for the Company’s U.S. and Canadian operations, the Company’s earnings per share and operating objectives established by the Company’s chief executive officer. Each indicator is weighted as determined by the Company’s chief executive officer. The bonus is calculated based on actual performance as compared to performance goals for each indicator established each year by the Company’s chief executive officer. The total bonus is equal to the sum of the amounts determined separately for each indicator. No cash award is paid under a performance criterion for performance below threshold. If the threshold goal is met for each performance criterion, Ms. Beck receives a bonus equal to 25% of her base salary. If the outstanding goal for each component is met or exceeded, Ms. Beck receives a bonus equal to a maximum amount of 100% of her base salary. In addition, Ms. Beck is eligible to receive a supplementary cash bonus of up to 20% of her base salary based upon the operating unit profit margin for the Company’s U.S. and Canadian operations. The performance criteria and award opportunities for 2005 will be determined on the same basis, except that permanent placement revenue for the Company’s U.S. and Canadian operations will be used as an additional performance indicator. If Ms. Beck’s employment is terminated by us for other than cause, as defined in the agreement, or by Ms. Beck for good reason, also defined in the agreement, Ms. Beck is entitled to receive: (i) all base compensation to which she was entitled through her date of termination, including a prorated bonus; (ii) one year of base compensation, plus the highest incentive bonus paid to her during the prior three years, or two times this amount if termination is in connection with a change of control; and (iii) medical and dental benefits as specified in the agreements. Ms. Beck’s agreements also contain nondisclosure, nonsolicitation and noncompetition provisions.

Messrs. Lemonnier and Michaely currently receive an incentive bonus determined pursuant to a bonus arrangement with us and have entered into severance agreements with us.

Mr. Lemonnier’s bonus for 2004 was calculated based on performance indicators for the Company’s France operations and for the Company as a whole. These indicators include adjusted operating unit profit (defined as operating unit profit less a capital charge for outstanding accounts receivable) for the Company’s France operations, expense efficiency for the Company’s France operations, the Company’s earnings per share and operating objectives established by the Company’s chief executive officer. Each indicator is weighted as determined by the Company’s chief executive officer. The bonus is calculated based on actual performance as compared to performance goals for each indicator established each year by the Company’s chief executive officer. The total bonus is equal to the sum of the amounts determined separately for each indicator. No cash award is paid under a performance criterion for performance below threshold. If the threshold goal is met for each performance criterion, Mr. Lemonnier receives a bonus equal to 25% of his base salary. If the outstanding goal for each component is met or exceeded, Mr. Lemonnier receives a bonus equal to a maximum amount of 100% of his base salary. In addition, Mr. Lemonnier is eligible to receive a supplementary cash bonus of up to 20% of his base salary based upon the operating unit profit margin for the Company’s France operations. The performance criteria and award opportunities for 2005 will be determined on the same basis.

Mr. Michaely’s bonus for 2004 was calculated based on performance indicators for the Company’s EMEA operations and for the Company as a whole. These indicators include adjusted operating unit profit (defined as operating unit profit less a capital charge for outstanding accounts receivable) for the Company’s EMEA operations, permanent placement revenue for the Company’s EMEA operations, the Company’s earnings per share and operating objectives established by the Company’s chief executive officer. Each indicator is weighted as determined by the Company’s chief executive officer. The bonus is calculated based on actual performance as compared to performance goals for each indicator established each year by the Company’s chief executive officer. The total bonus is equal to the sum of the amounts determined separately for each indicator. No cash award is paid under a performance criterion for performance below threshold. If the threshold goal is met for each performance criterion, Mr. Michaely receives a bonus equal to 25% of his base salary. If the outstanding goal for each component is met or exceeded, Mr. Michaely receives a bonus equal to a maximum amount of 100% of his base salary. In addition, Mr. Michaely is eligible to receive a supplementary cash bonus of up to 20% of his base salary based upon the operating unit profit margin for the Company’s EMEA operations. The performance criteria and award opportunities for 2005 will be determined on the same basis, except that expense efficiency for the Company’s EMEA operations will be used as an additional performance indicator.

Mr. Lemonnier and Mr. Michaely have entered into severance agreements with us. Under these severance agreements, if the executive’s employment is terminated by us for other than cause, as defined in the agreement, or by the executive for good reason, also defined in the agreement, the executive is entitled to receive: (1) all base compensation to which he was entitled through his date of termination, including a prorated bonus; and (2) one year of base compensation, plus the highest incentive bonus paid to him during the prior three years, or two times this amount if termination is in connection with a change of control. The severance agreements also contain nondisclosure, nonsolicitation and noncompetition provisions.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The executive compensation committee of the board of directors submits the following report on executive compensation. The committee consists of four directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange and are “outside directors” under Section 162(m) of the Internal Revenue Code. The board of directors has adopted a charter for the executive compensation committee, which is available on Manpower’s web site at www.manpower.com. During 2004, the committee was responsible for establishing the compensation of Mr. Joerres and Mr. Van Handel, subject to ratification by the board of directors. In addition, the committee has responsibility, based on the recommendations of the chief executive officer, for determining the compensation of other senior executives, including Ms. Beck, Mr. Lemonnier, and Mr. Michaely, and administering the Corporate Senior Management Incentive Plan. The committee also administers our equity incentive plans for employees (but not for directors). The committee has directly engaged an independent compensation consulting firm to assist the committee in establishing compensation for Mr. Joerres, Mr. Van Handel and the other senior executives. The committee has determined the terms of such engagement, including approving the firm’s fees and scope of responsibilities.

Compensation Philosophy

The committee’s executive compensation philosophy is to provide competitive compensation programs to attract and retain executive talent, to use variable pay to reward executives for results that drive Manpower’s business strategy, and to use equity-based incentive plans to tie a portion of executive compensation to Manpower’s long-term performance. In determining competitive compensation levels, the committee takes into account staffing industry practices, as well as the practices of other global companies that are of comparable size and complexity to Manpower. When making compensation decisions, the committee takes many factors into account, including the individual’s past and expected future contributions to Manpower’s success, the performance of individual business units and Manpower as a whole, the individual’s historical compensation, and any retention concerns.

Base salary levels for senior executives are determined based on the executive’s position, experience and performance, and competitive market data. Generally, base salary is benchmarked to the median of the relevant competitive market. To support Manpower’s pay for performance philosophy, annual incentives are based primarily on achieving objective financial performance goals, such as earnings per share, operating income and economic profit. For outstanding performance, total cash compensation (salary plus annual incentive) may exceed market median total cash compensation.

Equity-based awards for senior executives are generally made annually and are based on the executive’s position, experience and performance, prior equity-based compensation awards, and competitive equity-based compensation levels. The committee has awarded both stock options and restricted stock. The committee has decided to increase the link between Manpower’s performance and equity awards. To that end, the board of directors is requesting that the shareholders approve amendments to the 2003 Equity Incentive Plan to give the committee the flexibility to award performance share units, restricted stock units and restricted stock that could vest based on achievement of pre-determined goals and qualify as “performance-based”, as required to obtain a tax deduction under Section 162(m) of the Internal Revenue Code. The committee anticipates shifting a portion of the equity awards for Mr. Joerres, Mr. Van Handel and the other senior executives in 2006 to performance-based awards. Reflecting the decision to place more emphasis on Manpower’s performance in making equity grants, the committee awarded restricted stock to Mr. Joerres and Mr. Van Handel in February 2005 the vesting of which accelerates upon the achievement of performance goals.

Equity award levels are intended to provide above-median rewards for outstanding shareholder returns. Manpower’s pay for performance philosophy is reflected in the use of stock options beyond the senior executive ranks. We have periodically granted options to a broader group of employees to recognize and provide an incentive for strong performance. Approximately 510 employees received option grants in February 2004 and approximately 420 employees received option grants in February 2005.

The committee believes that senior executives should hold a meaningful stake in Manpower to align their economic interests with those of the shareholders. To this end, the committee adopted stock ownership guidelines in 2002. The initial stock ownership guidelines target stock ownership equal in value to three times base salary for the chief executive officer and the chief financial officer and one times base salary for all other executives who report directly to the chief executive officer. The committee has set a goal of five years for these executives to attain the targeted ownership levels. In determining whether targeted ownership levels have been met, the committee will take into account restricted stock, but will not take into account outstanding stock options. The committee intends to revisit these stock ownership guidelines from time to time. As of December 31, 2004, four of our five executive officers, Mr. Joerres, Mr. Van Handel, Mr. Lemonnier and Mr. Michaely, had attained the targeted ownership levels.

Corporate Senior Management Incentive Plan

In 2002, the committee established the Corporate Senior Management Incentive Plan for designated corporate executives of Manpower. At present, the chief executive officer and the chief financial officer are the only participants in the incentive plan. The plan provides for an annual incentive plan which has two components. Under the first component, a participant is entitled to receive a cash award for attaining earnings per share and economic profit goals for the year. The committee establishes threshold, target and outstanding earnings per share and economic profit goals and award opportunities for attaining these goals at the beginning of the year. Participation in the first component of the annual incentive plan by the chief executive officer and the chief financial officer was submitted to and approved by the shareholders at the 2002 annual meeting.

The second component of the annual plan provides for the payment of a cash award each year based on a participant’s achievement of certain operating objectives for the year. The committee establishes these operating objectives and award opportunities for achieving the objectives at the beginning of the year. Following the close of the year, the committee determines whether the objectives have been achieved and, if so, the amount of the award earned.

The committee determines the appropriate weighting of each goal at the beginning of the year. For 2004, each participant’s award opportunity was weighted 40% to the earnings per share goal, 40% to the economic profit goal and 20% to the operating objectives. For 2005, the committee set new earnings per share and economic profit goals and approved new operating objectives and maintained the same 40%, 40% and 20% respective weightings as in 2004.

Performance-Based Deferred Compensation Plan

In 2004, the committee established the Performance-Based Deferred Compensation Plan for designated corporate executives of Manpower. Mr. Joerres, Mr. Van Handel, Ms. Beck and Mr. Michaely participate in the deferred compensation plan. Participants in the deferred compensation plan earn deferred compensation based on achievement of annual earnings per share and economic profit performance goals. The performance goals and award opportunities are established at the beginning of each year by the committee. For 2004 and 2005, each participant’s award opportunity was weighted equally to the earnings per share goal and the economic profit goal. Any deferred compensation benefits earned by participants in any year are credited to participants’ accounts as of the end of the year. Participants’ account balances are credited with an indexed rate of return, as determined from time to time by the committee. The current rate of return is equal to the effective yield on ten year Treasury notes, plus 100 basis points. A participant’s account vests when the participant has attained age 50 and completed 15 years of service or, alternatively, when the participant has attained age 62. In addition, if the employment of a participant is terminated because of his or her death or disability, the participant’s account balance becomes immediately vested. Account balances also vest upon a change of control of Manpower. A participant’s vested account balance becomes distributable upon the retirement, death or disability of the participant. Manpower’s performance in relation to the performance criteria is calculated independently, which may allow the participants to receive a deferred compensation benefit under one of the performance criteria but not under the other. No deferred compensation benefit will be credited under a performance criterion for performance below threshold.

Chief Executive Officer Compensation

The committee discussed Mr. Joerres’ 2004 performance and compensation for 2004 and 2005 in executive session at meetings held in October 2004 and February 2005. In evaluating Mr. Joerres’ performance for 2004, the committee considered achievement of financial goals and operating objectives, as well as Mr. Joerres’ leadership, relationships with the board of directors and customers, focus on succession planning and leadership team development and the management of acquisitions. Manpower’s performance is the primary driver of Mr. Joerres’ compensation package. Under Mr. Joerres’ leadership, Manpower’s financial performance exceeded the “outstanding” performance goals set at the beginning of 2004 under the Corporate Senior Management Incentive Plan. The committee also awarded Mr. Joerres a bonus based on its assessment of his achievement of the operating objectives established for the year. The bonus award earned for achievement of the financial performance goals, together with the bonus amount awarded by the committee for achievement of the operating objectives, totaled $1,624,000, which was well above the “target” award level.

In February 2005, the committee also approved deferred compensation to be credited to Mr. Joerres’ account in the deferred compensation plan for 2004. Manpower’s performance in 2004 exceeded the “outstanding” earnings per share and economic profit performance goals established by the committee for that period, which were the same performance goals set by the committee under the Corporate Senior Management Incentive Plan for 2004. As a result, Mr. Joerres’ account was credited with $420,000.

Although the committee reviews Mr. Joerres’ base salary annually, it does not necessarily change his salary in any year. Mr. Joerres’ base salary for 2003 was $840,000, and the committee did not recommend a change for 2004. The committee based its decision on various factors including the scope of Mr. Joerres’ responsibilities, his skill, experience and performance and the compensation levels of executives who hold positions comparable to his at other companies. In light of Mr. Joerres’ consistently high performance over his tenure as chief executive officer and taking into account the compensation levels at similarly-sized global companies, the committee recommended and the board of directors ratified increasing Mr. Joerres’ salary to $1,000,000 for 2005.

In February 2004, the committee granted Mr. Joerres 20,000 shares of restricted stock and an option to purchase 50,000 shares of common stock. In determining to make these grants and the number of shares covered these grants, the committee considered Mr. Joerres’ level of responsibility, his skill, experience and performance, the level of stock option grants previously made to him, the value of the option, Mr. Joerres’ past and current total compensation and compensation opportunities, and the compensation, including equity-based compensation, of executives who hold positions comparable to his position at other companies. The committee was also mindful of its goal to increase the stock ownership levels of senior executives. The restricted stock vests as to 50% of the shares on the third anniversary of the date of grant and 50% of the shares on the fifth anniversary of the date of grant. The option to purchase 50,000 shares becomes exercisable as to 50% of the shares covered by the option on the third anniversary of the date of grant and 50% of the shares covered by the option on the fourth anniversary of the date of grant.

In February 2005, reflecting the committee’s decision to put more emphasis on Manpower’s performance in making equity-based awards, the committee granted Mr. Joerres 22,500 shares of performance-accelerated restricted stock. The committee also granted Mr. Joerres 45,000 career shares (which are shares of restricted stock with a long vesting period which are intended to serve as a long-term performance and retention incentive) and an option to purchase 150,000 shares of common stock. In making this grant, the committee took into account the same factors described above for the 2004 grants. The performance-accelerated restricted stock will vest six years from the date of grant provided Mr. Joerres is still employed by Manpower. However, the performance-accelerated restricted stock will vest three years after the date of grant if Manpower’s total shareholder return during the three-year period ending February 16, 2008 exceeds the total shareholder return of the 60th percentile of a peer group selected by the committee. The career shares vest in full on the sixth anniversary of the date of grant. The option becomes exercisable as to 50% of the shares covered by the option on the second anniversary of the date of grant and 50% of the shares covered by the option on the fourth anniversary of the date of grant.

Other Executive Officers of the Company

Mr. Van Handel’s base salary for 2004 was $460,000, which was unchanged from 2003. For 2005, the committee recommended and the board of directors ratified increasing Mr. Van Handel’s base salary to $500,000. The committee determined Mr. Van Handel’s base salary based on various factors including the scope of Mr. Van Handel’s responsibilities, his skill, experience and performance, and the compensation levels of executives who hold positions that are comparable to his at other companies, as well as the committee’s recognition of the increasing market demand for qualified chief financial officers. Mr. Van Handel’s incentive award for 2004 was determined in accordance with the incentive plan. Based on performance that exceeded the “outstanding” earnings per share and economic profit performance goals (as described above) and the committee’s assessment of Mr. Van Handel’s achievement of his 2004 operating objectives, the committee approved a total cash award for Mr. Van Handel of $890,000, which was well above the “target” award level. Based on performance that exceeded the “outstanding” earnings per share and economic profit goals, the committee also approved $230,000 of deferred compensation to be credited to Mr. Van Handel’s account under the deferred compensation plan for 2004.

In February 2004, the committee granted Mr. Van Handel 7,500 shares of restricted stock and an option to purchase 15,000 shares of common stock. In making these grants, the committee took into consideration the same types of factors described above for Mr. Joerres’ 2004 grants. The restricted stock will vest and the option will become exercisable on the same basis as the restricted stock and option granted to Mr. Joerres in February 2004.

In February 2005, the committee granted Mr. Van Handel 7,500 shares of performance-accelerated restricted stock, 9,000 career shares and an option to purchase 50,000 shares of common stock. In making this grant, the committee took into account the same factors described above for Mr. Joerres’ 2004 grants. The performance-accelerated restricted stock and career shares will vest and the option will become exercisable on the same basis as the performance-accelerated restricted stock, career shares and option granted to Mr. Joerres in February 2005.

Under its current charter, the committee is responsible, based on the recommendations of the chief executive officer, for determining the compensation of Ms. Beck, Mr. Lemonnier and Mr. Michaely, including base salary, incentive compensation, the amounts and terms of any equity awards, and other material terms of their employment. The incentive bonuses for Ms. Beck, Mr. Lemonnier and Mr. Michaely were calculated by comparing actual performance against performance goals established by Mr. Joerres at the beginning of 2004. Mr. Joerres recommended, and the committee approved, incentive bonuses for 2004 to Ms. Beck, Mr. Lemonnier and Mr. Michaely. Based on performance that exceeded the “outstanding” earnings per share and economic profit goals, the committee approved deferred compensation to be credited to the accounts of Ms. Beck and Mr. Michaely under the deferred compensation plan for 2004. The committee also approved a grant of restricted stock to Ms. Beck and grants of options to Ms. Beck, Mr. Lemonnier and Mr. Michaely.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s chief executive officer and four other most highly compensated executive officers in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where necessary for covered executives, the committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. However, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the committee cannot assure that compensation intended by the committee to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. In addition, the committee may implement compensation arrangements that do not satisfy these requirements for deductibility if it determines that such arrangements are appropriate under the circumstances.

The committee acts as the compensation committee of outside directors under Section 162(m), with responsibility for establishing, administering and certifying attainment of performance goals under the regulations promulgated under Section 162(m). This responsibility includes taking actions under the incentive plan as the committee considers appropriate in recognition of the requirements of Section 162(m), as well as making grants of equity awards where appropriate in accordance with the requirements of Section 162(m).

The Executive Compensation Committee

J. Thomas Bouchard, Chairman

Marc J. Bolland

Jack M. Greenberg

Rozanne L. Ridgway

John R. Walter

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the executive compensation committee has ever been an officer or employee of our Company or any of our subsidiaries and none of our executive officers has served on the compensation committee or Board of Directors of any company of which any of our other directors is an executive officer.

PERFORMANCE GRAPH

Set forth below is a graph for the periods ending December 31, 1999–2004 comparing the cumulative total shareholder return on our common stock with the cumulative total return of companies in the Standard & Poor’s 400 Midcap Stock Index and the Standard & Poor’s Supercomposite Employment Services Index. We are included in the Standard & Poor’s Supercomposite Employment Services Index and we estimate that we constituted approximately 23% of the total market capitalization of the companies included in the index. The graph assumes a $100 investment on December 31, 1999 in our common stock, the Standard & Poor’s 400 Midcap Stock Index and the Standard & Poor’s Supercomposite Employment Services Index and assumes the reinvestment of all dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG MANPOWER, S&P 400 MIDCAP STOCK INDEX, AND

S&P SUPERCOMPOSITE EMPLOYMENT SERVICES INDEX

	December 31,
	1999	2000	2001	2002	2003	2004
Manpower	$100	101	90	85	125	128
S&P 400 Midcap Stock Index	$100	116	114	97	130	149
S&P Supercomposite Employment Services Index	$100	68	62	46	69	82

AUDIT COMMITTEE REPORT

We have an audit committee consisting of four directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange. The board of directors has adopted a charter for the audit committee, which is available on our web site at www.manpower.com. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations as our qualified legal compliance committee.

In 2004, the audit committee met five times. Over the course of these meetings, the audit committee met with our chief executive officer, chief financial officer, other senior members of the finance department, the chairperson of our disclosure committee, the head of internal audit, our outside counsel and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•	the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004,

•	our financial statements for each of the first three quarters of 2004, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”

•	our implementation plan to address compliance and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards,

•	the independent auditors’ plan for communications with the committee and the independent auditors’ material written communications with management,

•	our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans,

•	internal audit results,

•	our risk assessment and risk management framework, including fraud risk and the independent auditors’ perspectives on fraud,

•	the types of financial information provided to ratings agencies,

•	the impact of new accounting pronouncements,

•	current tax matters affecting us, including reporting compliance, audit activity and tax planning,

•	our compliance with the Foreign Corrupt Practices Act and our Code of Business Conduct and Ethics,

•	our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Policy on Services Provided by Independent Auditors, and

•	a self-evaluation of the committee.

The audit committee met five times in private session with PricewaterhouseCoopers LLP and met five times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to freely raise any concerns they may have and to discuss other topics. Over the course of the private sessions with our independent auditors, the audit committee discussed, among other things, our implementation plan relating to Section 404 of the Sarbanes-Oxley Act, the future impact on our financial statements of the continuing development of accounting standards, our judgmental reserves and our personnel involved in the financial reporting process. The audit committee also confirmed that there were no material control deficiencies to be noted in connection with the 2003 audit, and that they were receiving the full cooperation of management in the 2004 review and audit processes. Over the course of the private sessions with our head of internal audit, the audit committee reviewed and discussed, among other things, the adequacy of the internal audit department’s resources, the level of support and cooperation received by the internal audit department and the department’s independence from management.

In addition to the meetings discussed above, the chairman of the audit committee reviewed with management and our independent auditors our financial results for each quarter of 2004 prior to the quarterly release of earnings.

In February 2005, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of our financial statements,

•	our judgmental reserves,

•	the effect of regulatory and accounting initiatives on our financial statements, including the adoption of significant accounting pronouncements and recent SEC interpretive guidance,

•	audit adjustments proposed by the independent auditors,

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit,

•	other matters required to be discussed by SAS No. 61, and

•	the results of our implementation of Section 404 of the Sarbanes-Oxley Act, including the management report on internal control for 2004 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the chairperson of our disclosure committee, the head of internal audit and management.

At this meeting, the audit committee also determined to review its selection of independent auditors for Manpower. Consequently, unlike in prior years, we are not submitting a proposal to ratify the appointment of our independent auditors for 2005 at the annual meeting of shareholders. The audit committee anticipates that it will appoint our independent auditors for 2005 in the second or third quarter of 2005. The audit committee also anticipates that we will continue our practice of submitting the ratification of the appointment of our independent auditors at future annual meetings.

The audit committee has reviewed the fees billed by PricewaterhouseCoopers LLP to us with respect to 2003 and 2004, which consist of the following:

Audit Fees.    The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements as of and for the year ended December 31, 2003 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2003 were $2,517,200. These fees were approved by the audit committee in October 2003, and at two subsequent meetings in 2003 and 2004. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2004 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2004 approved by the audit committee were $5,154,500. An additional $443,900 in fees were under review by the audit committee as of the date of this proxy statement. The fee increase from 2003 to 2004 was primarily due to the additional work required by Section 404 of the Sarbanes-Oxley Act of 2002 and the increase in the audit scope as a result of the acquisition of Right Management Consultants, Inc.

Audit-Related Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related services were $264,100 in 2003 and $51,050 in 2004. These services in 2003 consisted of audits and reviews of pension and other retirement plans and related consultation, assistance and consultation regarding the application of accounting principles, assistance in the registration and issuance of securities, advisory services related to our Section 404 documentation, due diligence services and assistance with the Registration Statement on Form S-4 filing related to the acquisition of Right Management Consultants, Inc., certification of a government grant, and statutory certification of a new holding company structure. These services in 2004 consisted of assistance and consultation regarding the application of accounting principles, due diligence services and assistance with the filing of the Registration Statement on Form S-4 related to the acquisition of Right Management Consultants, Inc., issuance of an opinion relating to a subsidy declaration and the examination and approval of a grant application.

Tax Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for tax services were $141,410 in 2003 and $279,625 in 2004. These services in 2003 consisted of assistance in the preparation and filing of certain international tax returns, a feasibility study related to the use of foreign tax losses, advice on the feasibility of our current entity structure for one of our subsidiaries, assistance with a request for information from a foreign tax authority and consultation regarding withholding taxes. These services in 2004 consisted of assistance in the preparation and filing of certain international tax returns, advice on certain items relating to our U.S. tax return, certain tax matters for a foreign subsidiary and advice on tax issues relating to the merger of a foreign subsidiary.

All Other Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for all other services were $22,400 in 2003 and $27,300 in 2004. These services in 2003 consisted of transfer pricing advice and documentation and value added tax training. These services in 2004 consisted of transfer pricing advice, a review of the internal controls of a shared service center and a technical update seminar.

Our Policy on Services Provided by the Independent Auditors was initially adopted by the audit committee in March 2002 and has since been revised several times in response to regulatory requirements. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our web site at www.investor.manpower.com. Each of the services described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” was approved during 2004 in accordance with the policy.

The audit committee has also received the written disclosures and confirmation from PricewaterhouseCoopers LLP required by Independence Standards Board No. 1 and discussed with PricewaterhouseCoopers LLP their independence. In particular, at each regular meeting during 2004 and at the meeting in February 2005 the audit committee reviewed and discussed the non-audit services provided by PricewaterhouseCoopers LLP to us during 2004 that are described above. The audit committee has considered whether the provision of the non-audit services described above is compatible with the independence of PricewaterhouseCoopers LLP and satisfied itself as to the auditor’s independence. The audit committee believes that PricewaterhouseCoopers LLP has been objective and impartial in conducting the 2004 audit, and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee

Edward J. Zore, Chairman

J. Thomas Bouchard

Stephanie A. Burns

Willie D. Davis

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP audited our consolidated financial statements for the fiscal years ended December 31, 2002, 2003 and 2004. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2004 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options as of December 31, 2004(1)	Weighted-average exercise price of outstanding options as of December 31, 2004	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2004 (excluding securities reflected in the first column)(2)
Equity compensation plans approved by security holders	5,256,659	$33.44	4,715,327
Equity compensation plans not approved by security holders(3)	0	$—	0
Total	5,256,659	$33.44	4,715,327

(1)	Includes 264,877 shares to be issued upon the exercise of outstanding options under the Right Management Consultants, Inc. 1993 Stock Incentive Plan, as amended, and the Right Management Consultants, Inc. Amended and Restated Directors’ Stock Option Plan. We assumed these plans in connection with our acquisition of Right in 2004. The weighted-average exercise price of outstanding options granted under these plans as of December 31, 2004 was $27.85. There will be no further grants under these plans.

(2)	Includes the number of shares remaining available for future issuance under the following plans: Deferred Stock Plan — 107,741 shares; 1990 Employee Stock Purchase Plan — 340,223 shares; Savings Related Share Option Scheme — 917,659 shares; and 2003 Equity Incentive Plan — 3,349,704 shares (which may be issued pursuant to the grant or exercise of nonstatutory stock options, incentive stock options, stock appreciation rights, deferred stock or restricted stock).

(3)	As of December 31, 2004, we did not maintain any equity compensation plans which were not approved by shareholders.

2.  INCREASE IN SHARES AUTHORIZED UNDER THE MANPOWER 1990 EMPLOYEE STOCK PURCHASE PLAN

The following discussion is qualified in its entirety by the text of the 1990 Employee Stock Purchase Plan, which is attached to this proxy statement as Appendix B.

General

In 1990, the board of directors adopted and the shareholders approved the Manpower 1990 Employee Stock Purchase Plan. The 1990 plan includes the Manpower Foreign Subsidiary Stock Purchase Plan. The purpose of the 1990 plan is to provide employees of Manpower and its subsidiaries with an opportunity to purchase Manpower common stock, and thus develop a stronger incentive to work for the continued success of Manpower. As of December 31, 2004, a total of 2,250,000 shares of Manpower common stock were authorized for issuance under the 1990 plan (including the foreign plan), a total of 1,909,777 shares had been issued under the 1990 plan (including the foreign plan) and a total of 340,223 shares were available for issuance under the 1990 plan (including the foreign plan).

On October 25, 2004, the board of directors adopted an amendment to increase the total number of shares of Manpower common stock authorized for issuance under the 1990 plan (including the foreign plan) from 2,250,000 shares to 2,900,000. The 1990 plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 with respect to U.S. employees of Manpower and its subsidiaries that participate in the 1990 plan. In order to continue to qualify as a Section 423 “employee stock purchase plan”, the increase in the number of shares authorized for issuance under the 1990 plan must also be approved by Manpower’s shareholders. Accordingly, at the annual meeting shareholders will consider a proposal to amend the 1990 plan to increase the number of shares authorized for issuance under the 1990 plan. The closing sale price of Manpower common stock on the New York Stock Exchange on March 8, 2005 was $44.98.

Terms of the 1990 Plan

The 1990 plan is administered by the stock purchase plan committee, which is appointed by the board of directors. All employees of Manpower and its subsidiaries which have adopted the 1990 plan are eligible to participate in the 1990 plan, provided they have a minimum period of continuous service with Manpower or the subsidiary. As of December 31, 2004, Manpower and its U.S. subsidiaries had approximately 6,140 permanent employees who were eligible to participate in the 1990 plan and Manpower’s non-U.S. subsidiaries had approximately 5,170 permanent employees who were eligible to participate in the foreign plan. Certain temporary employees are also eligible to participate in the 1990 plan.

Each offering period under the 1990 plan begins on January 1st and ends on December 31st , except for special offerings made to employees of a subsidiary that adopts the 1990 plan after the annual offering has begun. An eligible employee may participate in the 1990 plan by authorizing a payroll deduction on a date specified by the committee prior to the commencement of the offering period. For each offering, each participating employee is granted an option to purchase a number of shares of Manpower common stock equal to $25,000 divided by the closing price of Manpower common stock on the date immediately preceding the effective date of the offering. The purchase price per share is the lower of (a) 85% of the closing price of a share of Manpower common stock on the effective date of the offering or (b) 85% of the closing price of a share of Manpower common stock on the day one year from the effective date of the offering. Participating employees may purchase as many shares of Manpower common stock as can be purchased with the total payroll deductions credited to his or her account during the offering period. Any shares relating to options which are granted, but which subsequently lapse, are canceled or are otherwise not exercised by the final date for exercise are available for future grants of options.

The board of directors may at any time amend the 1990 plan in any respect. However, no amendment may be made without the approval of Manpower’s shareholders if shareholder approval is required for such amendment under applicable tax, securities or other law.

The 1990 plan will terminate on the date that participating employees become entitled to purchase a number of shares of Manpower common stock equal to or greater than the number of shares remaining available for purchase. If the number of shares that participating employees are entitled to purchase is greater than the shares remaining available for purchase, the available shares will be allocated among the participating employees by the stock purchase plan committee in a manner it deems appropriate. The 1990 plan may also terminate at any time, at the discretion of the board of directors.

United States Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences relating to shares purchased under the 1990 plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to shares purchased under the 1990 plan, including state, local or foreign tax consequences.

If a participating employee in the 1990 plan does not dispose of the shares received upon the exercise of the option within two years after the date on which the option was granted nor within one year after the shares were issued, then the participating employee will not recognize ordinary taxable income upon the grant or exercise of the option. In addition, if these requirements are met, when the shares received upon exercise are sold the participating employee will recognize ordinary taxable income equal to the lesser of (y) the excess of the fair market value of the shares at the time of sale over the exercise price or (z) the excess of the fair market value of the shares at the time the option was granted over an amount equal to 85% of the closing price of a share of Manpower common stock on the effective date of the offering. The participating employee will recognize the balance, if any, as long-term capital gain. Manpower will not be entitled to any deduction with respect to the shares issued.

If these requirements are not met, then the participating employee will recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price. When the shares received upon exercise are sold, the participating employee will recognize the balance, if any, as either short-term or long-term capital gain. Manpower will be entitled to a deduction in an amount equal to the amount recognized as ordinary taxable income by the participating employee.

1990 Plan Benefits

We cannot determine how many eligible employees will participate in the 1990 plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be purchased under the 1990 plan as a result of this amendment.

The following table sets forth the dollar amount and number of shares purchased under the 1990 plan during 2004 to (i) each of our executive officers, (ii) all executive officers as a group and (iii) all employees other than executive officers as a group. Non-employee directors are not eligible to participate in the 1990 plan.

Name	Number of Shares	Value of Shares Purchased(1)
Jeffrey A. Joerres	531	$25,647

Michael J. Van Handel	—	—

Barbara J. Beck	—	—

Jean-Pierre Lemonnier	—	—

Yoav Michaely	—	—

Owen J. Sullivan	287	$13,862

All executive officers as a group (6 persons)	818	$39,509

All employees other than executive officers as a group	90,307	$4,361,828

(1)	The value of shares purchased under the 1990 plan was computed by multiplying the number of shares purchased by the market price of our common stock on December 31, 2004. In accordance with the 1990

Plan, the shares were purchased at a price of $40.018 per share, which is equal to the lower of 85% of the closing price of a share of common stock on the effective date of the 2004 offering or 85% of the closing price of a share of common stock on the day one year from the effective date of the 2004 offering.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal, provided that the total number of votes cast on the proposal represents over 50% of the common stock entitled to vote on the proposal. Abstentions will be counted as votes against the proposal and broker non-votes will not be counted as voting on the proposal.

The Board of Directors recommends you vote FOR the increase in the number of shares authorized under the Manpower 1990 Employee Stock Purchase Plan and your proxy will be so voted unless you specify otherwise.

3.  APPROVAL OF AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN OF

MANPOWER INC. TO ADD PERFORMANCE-BASED EQUITY INCENTIVE AWARDS

The following discussion is qualified in its entirety by the text of the 2003 Equity Incentive Plan, as proposed to be amended, which is attached to this proxy statement as Appendix C.

General

At the annual meeting, you will be requested to approve amendments to the 2003 Equity Incentive Plan. The following amendments were approved by the board of directors, subject to approval of the shareholders at the annual meeting:

Addition of Performance Share Units and Restricted Stock Units.    The 2003 plan, as proposed to be amended, would allow the grant of performance share units and restricted stock units to employees and directors.

Addition of Performance Goal Features.    The 2003 plan, as proposed to be amended, would provide the flexibility to grant performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. In order to qualify certain grants of restricted stock, restricted stock units and performance share units granted to our executive officers under the 2003 plan as performance-based compensation for purposes of Section 162(m), we are seeking shareholder approval of a number of specified performance goals under the 2003 plan.

Increase in and Amendment of Limits on Restricted Stock and Deferred Stock Awards.    Under the 2003 plan, the maximum number of shares which may be issued, subject to adjustment as described below, is 4,500,000 shares of common stock, which we refer to as the plan limit. We are not proposing any amendments to the plan limit. As to certain types of so-called “full-value awards,” the 2003 plan currently limits the number of shares of restricted stock and deferred stock that can be granted under the plan to 200,000 shares, which we refer to as the full-value plan limit, and limits the value of shares that an individual employee is eligible to receive through awards of restricted stock and deferred stock during any three-year period to $4,000,000 (valuing the shares at their market price on the business day immediately preceding the date of grant), which we refer to as the full-value individual limit. The proposed amendment would apply the full-value plan and individual limits to all full-value awards (restricted stock, restricted stock units, performance share units and deferred stock) granted under the 2003 plan and would increase the plan limit by 600,000 shares so that the new full-value plan limit would be 800,000 shares. The proposed amendment would also change the full-value individual limit such that the $4,000,000 full-value individual limit would no longer apply and the maximum amount of full-value awards (measured in shares or awards representing shares) that could be granted to an individual employee in any one fiscal year would be 150,000 shares.

Changes in Share-Counting Provisions.    For purposes of determining the maximum number of shares available for issuance, the 2003 plan currently provides that shares which are used in settlement of tax withholding obligations with respect to an award, as well as shares use in full or partial payment of the exercise price of a stock option, would not be treated as having been issued under the 2003 plan. Under the proposed amendment, shares exchanged or withheld to pay the exercise price of an option or to satisfy tax withholding obligations would not be available for future grant purposes under the 2003 plan. In addition, the proposed amendment provides that all underlying shares to which the exercise of an SAR relates will reduce the number of shares available for issuance under the 2003 plan.

The board of directors approved these amendments in connection with the determination of the executive compensation committee to increase the emphasis on corporate performance in awarding long-term equity incentives, while also enabling us to comply with Section 162(m) of the Code with respect to performance-based compensation. The amendments will not be implemented unless shareholder approval is received. If shareholder approval is received, the 2003 plan will be amended and restated to incorporate these amendments, as well as a number of other amendments for which shareholder approval is not required.

Material Features of the 2003 Plan

Common Stock Subject to the 2003 Plan.    The 2003 plan currently provides for the grant of nonstatutory stock options, incentive stock options, SARs, restricted stock and deferred stock to employees designated by the executive compensation committee or the board of directors. The 2003 plan also provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock and deferred stock to non-employee directors designated by the board of directors. If the proposal is adopted, the 2003 plan would also provide for the grant of restricted stock units and performance share units to employees and directors in the same manner. Under the 2003 plan, the maximum number of shares which may be issued, subject to adjustment as described below, is 4,500,000 shares of common stock. For purposes of determining the maximum number of shares which may be issued, any shares which have been issued as restricted stock which are forfeited are not considered to have been issued. Currently, for purposes of determining the maximum number of shares available for issuance under the 2003 plan, any shares which are used in settlement of tax withholding obligations with respect to an award, as well as shares used in full or partial payment of the exercise price of a stock option are not treated as having been issued under the 2003 plan. Under the proposed amendment, shares exchanged or withheld to pay the exercise price of an option or to satisfy tax withholding obligations would not be available for future grant purposes under the 2003 plan. In addition, the proposed amendment provides that all underlying shares to which the exercise of an SAR relates will reduce the number of shares available for issuance under the 2003 plan.

Currently, the maximum number of shares of restricted stock and deferred stock that can be granted under the 2003 plan is 200,000. If the proposal is approved, the maximum number of shares of restricted stock and deferred stock granted under the 2003 plan, plus the number of restricted stock units and performance share units granted under the 2003 plan (all so-called “full value awards”) would be 800,000, subject to adjustment as described below. For purposes of determining the maximum number of full value awards available for grant under the 2003 plan, any shares of restricted stock or deferred stock which are forfeited, or any restricted stock units or performance share units which are forfeited, would not be considered to have been granted.

Currently, the value of shares that an individual employee is eligible to receive through awards of restricted stock and deferred stock under the 2003 plan during any three-year period cannot exceed $4,000,000 (valuing the shares at their market price on the business day immediately preceding the date of grant). If the proposal is approved, the $4,000,000 value limit would not longer apply; instead, the maximum number of shares of restricted stock and deferred stock, plus the number of restricted stock units and performance share units (again, all full value awards) permitted to be granted to any individual employee under the 2003 plan in any fiscal year would be 150,000.

Administration.    The 2003 plan is administered by the board of directors with respect to grants to non-employee directors under the 2003 plan. The 2003 plan is administered by the executive compensation committee or the board of directors with respect to grants to employees. The executive compensation committee is appointed by the board of directors, and it is constituted to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934 and to permit grants of performance-based compensation under the 2003 plan to comply with Section 162(m), or any other statutory rule or regulatory requirements, unless otherwise determined by the board of directors. We refer to the board of directors and the executive compensation committee as the administrator.

The administrator has sole discretion to determine the employees or directors to whom awards will be granted, the terms and provisions of each such award and to make all other determinations and interpretations which it deems necessary or advisable for the administration of the 2003 plan. A decision of the administrator with regard to any of these matters is conclusive and binding.

Eligibility.    Participants under the 2003 plan are limited to our non-employee directors and employees. In determining the employees to whom awards will be granted and the number of shares to be covered by each award, the administrator may take into account the nature of the services rendered by the employees, their present and potential contributions to our success and such other factors as the administrator may deem relevant. We estimate that approximately 27,100 persons are eligible to participate in the 2003 plan, which includes ten non-employee directors and six executive officers.

Duration and Amendment of the 2003 Plan.    No awards may be granted pursuant to the 2003 plan after February 18, 2013. Except to the extent shareholder approval or participant consent is required, the board of directors may amend, modify or terminate the 2003 plan.

Except as described below, the administrator may amend, modify or terminate an outstanding award. The administrator may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant, except, if the proposed amendment to the 2003 plan are approved, where such amendment or modification is necessary in order for a participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to certain awards.

Adjustment in Event of Capital Changes.    The 2003 plan provides that the administrator may make adjustments to the total number of shares authorized for issuance under the 2003 plan, the number of shares subject to each outstanding option, the number of shares of restricted stock then held by each participant, the number of shares to which an outstanding SAR relates, the number of shares to which each outstanding award of deferred stock relates, the exercise price applicable to each option, the grant value of each SAR, and the other limitations described above under “Common Stock Subject to the 2003 Plan” in the event of any change in our capitalization, including stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or similar transactions. In addition, in the event of a merger or consolidation of Manpower in which Manpower is not the survivor, the administrator may provide for the waiver of any restrictions or vesting requirements for awards outstanding under the 2003 plan and for the conversion of outstanding awards into cash or the right to receive securities of another person on terms determined by the administrator. The 2003 plan, as it is proposed to be amended, would also provide in such cases for similar adjustments to be made to the number of shares to which an outstanding award of restricted stock units or performance share units relates.

Material Terms and Conditions of New Types of Awards

Material Terms and Conditions of Restricted Stock Units.    If the proposal is approved, the administrator will be able to grant restricted stock units under the 2003 plan. Restricted stock units will entitle a participant to receive one share of common stock for each restricted stock unit held.

The administrator will determine the conditions under which restricted stock units shall vest. Vesting may be based upon the continued employment of an employee or continued service of a director during the applicable vesting period and/or the achievement of specific performance objectives during the restricted period. For purposes of qualifying restricted stock units as performance-based compensation under Section 162(m) of the Code, the executive compensation committee may set performance goals based upon the business measurements described below under “Material Terms of the Performance Goals.”

Except as otherwise determined by the administrator at the time of grant, shares of common stock shall be distributed to the participant in respect of restricted stock units as of the vesting date. If determined by the administrator at the time of grant, restricted stock units may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive.

During the lifetime of a participant, restricted stock units generally will be nontransferable. A participant will have the right to transfer any restricted stock units held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. Any such beneficiary will be subject to the terms and conditions of the 2003 plan to the same extent as such terms and conditions would apply to the participant if still alive.

A participant holding restricted stock units will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such restricted stock units until shares are distributed to the participant. Unless otherwise provided by the administrator, each participant who holds restricted stock units will be credited with a number of additional restricted stock units with a value equal to the value of any dividend paid or distribution made with respect to the common stock.

Except as otherwise determined by the administrator at the time of grant, all restricted stock units held by an employee will vest upon the occurrence of a triggering event or upon the employee’s termination of employment due to retirement, disability, death, or during a protected period other than for cause. We are not proposing to make any changes to the current definitions of “triggering event,” “protected period” or “cause” under the 2003 plan. If an employee’s employment is terminated for any other reason, all restricted stock units held by the employee which have not vested will be forfeited.

Material Terms and Conditions of Performance Share Units.    If the proposal is approved, the administrator will be able to grant performance share units under the 2003 plan. Performance share units will entitle a participant, upon the satisfaction of certain performance objectives, to receive a number of shares of common stock based on the achievement of performance objectives established for the participant.

The administrator will determine the terms and conditions of the performance share units, including the applicable performance objectives, the performance period, and the vesting period, which may or may not run concurrently with the performance period. For purposes of qualifying performance share units as performance-based compensation under Section 162(m) of the Code, the executive compensation committee may set performance goals based upon the business measurements described below under “Material Terms of the Performance Goals.”

The participant will be entitled to receive one share of common stock for each performance share unit earned, provided any applicable vesting period has also been satisfied. Except as otherwise determined by the administrator at the time of grant, shares of common stock shall be distributed to the participant in respect of performance share units as of the later of: (1) the date the administrator certifies that the performance objectives have been met; or (2) if applicable, the date any applicable vesting period is satisfied. If determined by the administrator at the time of grant, performance share units may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive.

During the lifetime of a participant, performance share units generally will be nontransferable. A participant will have the right to transfer any performance share units held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. Any such beneficiary will be subject to the terms and conditions of the 2003 plan to the same extent as such terms and conditions would apply to the participant if still alive.

A participant holding performance units will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such performance share units until shares are distributed to the participant.

Except as otherwise determined by the administrator at the time of grant, upon a triggering event or in the event of an employee’s termination of employment due to disability, death or during a protected period other than for cause, any performance conditions with respect to performance share units shall be deemed to have been satisfied and the employee will receive shares of stock equivalent to the target number of performance share units assigned to him. If an employee’s employment is terminated for any other reason, all performance share units held by the employee which have not been earned or vested will be forfeited.

Federal Income Tax Consequences of New Types of Awards

The following is a summary of U.S. federal income tax consequences relating to restricted stock units and performance-share units proposed to be granted under the 2003 plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to these types of awards, including state, local or foreign tax consequences.

Restricted Stock Units.    A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m) of the Code) in an amount equal to the taxable ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Performance Share Units.    A participant will not be deemed to have received taxable income upon the grant of performance share units. The participant will be deemed to have received taxable ordinary income at such time as the shares are distributed with respect to performance share units earned by the participant. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares the participant receives. Upon the distribution of shares to a participant with respect to performance share units, we will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m) of the Code) in an amount equal to the taxable ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Material Terms of the Performance Goals

Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or its other four most highly paid executive officers unless such payments are “performance-based” as defined in that section. One of the requirements for compensation to be “performance-based” under Section 162(m) is that the company must obtain shareholder approval of the material terms of the performance goals for such compensation. The material terms which the shareholders approve constitute the framework within which the actual performance goals are set by the executive compensation committee of the board of directors.

Accordingly, to enable us to receive tax deductions for compensation earned by our chief executive officer and executive officers under grants of performance-based restricted stock, restricted stock units, and performance share units under the 2003 plan, the board of directors is requesting shareholder approval of the material terms of the performance goals for those types of awards.

The performance goals we are requesting the shareholders to approve for awards of restricted stock, restricted stock units and performance share units granted under the 2003 plan include the following business measurements:

•	Net income
•	Revenue
•	Earnings per share diluted
•	Return on investment
•	Return on invested capital
•	Return on equity
•	Return on net assets
•	Shareholder returns (either including or excluding dividends) over a specified period of time
•	Financial return ratios
•	Cash flow
•	Amount of expense
•	Economic profit
•	Gross profit
•	Gross profit margin percentage
•	Operating profit
•	Operating profit margin percentage
•	Amount of indebtedness
•	Debt ratios
•	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)
•	Attainment by a share of common stock of a specified market price for a specified period of time
•	Customer satisfaction survey results
•	Employee satisfaction survey results
•	Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing.

The performance goals based on these business measurements may be set on a pre-tax or after-tax basis, may include or exclude the impact of changes in currency exchange rates, may be applied on an absolute or relative basis, may be valued on a growth or fixed basis, and may be applied on a company-wide, business segment, or individual basis. The goals also may be determined with or without regard to extraordinary, unusual or nonrecurring events (including, without limitation, the impact of acquisitions or divestitures) and with or without regard to accounting changes, as specified by the executive compensation committee at the time an award is granted.

If approved by the shareholders, this proposal would not limit our right to award or pay other forms of equity incentives under the 2003 plan to the company’s executive officers that are not performance-based, including restricted stock and restricted stock units that vest based upon the continued employment of a participant.

Market Value

On March 8, 2005 the closing sales price of the common stock on the NYSE was $44.98 per share.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal, provided that the total number of votes cast on the proposal represents over 50% of the common stock entitled to vote on the proposal. Abstentions will be counted as votes against the proposal and broker non-votes will not be counted as voting on the proposal.

The board of directors recommends that you vote FOR the approval of the amendments to the 2003 Equity Incentive Plan and your proxy will be so voted unless you specify otherwise.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our by-laws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2006 annual meeting of shareholders and any other shareholder proposed business to be brought before the 2006 annual meeting of shareholders must be received by us no later than January 26, 2006. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2006 annual meeting of shareholders must be received by us at our principal executive offices by November 11, 2005. Such nominations or proposals must be submitted to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, and with the exception of a late filing of Form 4 on April 27, 2004 on behalf of Mr. Hueneke, we believe that during 2004 all filing requirements were met.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 25, 2005. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the Board of Directors or, if no such recommendation is given, in their discretion.

Shareholders may obtain a copy of our Annual Report on Form 10-K at no cost by requesting a copy on our Internet website at www.investor.manpower.com or by writing to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217.

By Order of the Board of Directors,

Michael J. Van Handel, Secretary

APPENDIX A

Manpower Inc.

Categorical Standards for Relationships Deemed

Not to Impair Independence of Non-Employee Directors

For purposes of making a determination regarding the independence of a non-employee director of Manpower Inc. (together with its subsidiaries, the “Company”) under the rules of the New York Stock Exchange, a commercial relationship between a director and the Company will not be considered to impair the director’s independence if:

1.	The director’s sole interest in the relationship is by virtue of his or her status as a director, officer or employee of, or holder of a less than 10% equity interest (other than a general partnership interest) in, an entity or an affiliate of an entity with which the Company has such relationship;

2.	Payments by the Company for property or services to, or payments to the Company for property or services by, the entity and any such affiliate accrued during any single fiscal year constitute in the aggregate less than two percent of the annual gross revenues reported for the last fiscal year of each of the Company and the entity and such affiliate. In applying this standard, both the payments and the gross revenues to be measured will be those reported in the last completed fiscal year;

3.	The director is not personally involved in the negotiation of the terms of any transaction giving rise to the relationship, or otherwise personally involved in such transaction; and

4.	Any transaction giving rise to the relationship is negotiated and conducted on an arm’s-length basis.

A-1

APPENDIX B

[The proposed amendment is marked.]

MANPOWER 1990 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of January 1, 2005

1. Purpose. The purpose of this Plan is to provide employees of Manpower Inc. (the “Company”) and certain of its subsidiaries with an opportunity to purchase Company common stock through annual offerings to be made commencing on the 1st day of January (1st day of May for 1990), or through special offerings commencing on other designated dates, and thus develop a stronger incentive to work for the continued success of the Company. Under this Plan, employees of United States subsidiaries of the Company will be eligible to purchase Company common stock under the provisions hereof and employees of non-United States subsidiaries will be eligible to purchase Company common stock pursuant to the Manpower Foreign Subsidiary Employee Stock Purchase Plan (the “Foreign Plan”), the provisions of which are fully incorporated herein and are expressly deemed to be a part hereof. From time to time, the Plan may, subject to Paragraph 3(a) hereof, be adopted by certain subsidiaries of the Company as determined by the Boards of Directors of such subsidiaries (a “Participating Subsidiary”), provided that the aggregate number of shares of common stock of the Company authorized to be sold pursuant to options granted under this Plan and the Foreign Plan is 2,250,000 shares (2,900,000 shares, subject to approval by the Company’s shareholders at the 2005 annual meeting of shareholders), subject to adjustment as provided in Paragraph 17 hereof. In computing the number of shares available for grant, any shares relating to options which are granted, but which subsequently lapse, are canceled or are otherwise not exercised by the final date for exercise, shall be deemed available for future grants of options. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) of the United States with respect to U.S. employees of the Company or a Participating Subsidiary and, therefore, the provisions of the Plan shall be construed so as to govern participation in a manner consistent with the requirements of Section 423(b) of the Code.

2. Administration. Subject to the general control of the Company’s Board of Directors (the “Board”), the Plan shall be administered by the Stock Purchase Plan Committee (the “Committee”) which shall be appointed by the Board. The Committee shall consist of at least three (3) members who shall serve without compensation, and who need not be members of the Board. The Board may at any time replace a member of the Committee. Any expenses of the Committee shall be paid by the Company. The Committee may adopt regulations not inconsistent with the provisions of this Plan for the administration thereof, and its interpretation and construction of the Plan and the regulations shall be final and conclusive. Any action to be taken by the Committee shall be on a vote of a majority of the Committee either at a meeting or in writing.

3. Eligibility.

(a) All employees of the Company or of any Participating Subsidiary designated from time to time by the Committee will be eligible to participate in the Plan provided they have a minimum period of continuous service with the Company or a Participating Subsidiary, such period to be determined by the Committee from time to time, but in all events not to exceed two years, subject to the additional limitations imposed herein. Only subsidiaries that satisfy the requirements of Section 424(f) of the Code shall be entitled to participate in the Plan.

(b) Any provision of this Plan to the contrary notwithstanding, no employee shall be granted an option:

(i) if, immediately after the grant, such employee would own, and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company within the meaning of Section 423 of the Code; or

(ii) which permits the employee’s rights to purchase stock under all employee stock purchase plans, as defined in Section 423 of the Code, of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time; or

(iii) if the employee’s customary employment does not meet certain requirements for length of employment determined by the Committee from time to time; provided, however, that any such requirement for length of employment shall comply with Section 423 of the Code.

4. Offerings. The Committee may make one or more annual offerings to employees to purchase shares of stock of the Company under this Plan under the terms and conditions established by the Committee with respect to such annual offerings. The term of any annual offering, except the first offering, shall be for a period of 12 months’ duration. The Committee also may make one or more special offerings, only to employees of any subsidiary that first becomes a Participating Subsidiary after an annual offering has begun, to purchase shares of stock of the Company under this Plan under the terms and conditions established by the Committee with respect to such special offerings. The term of any special offering may begin on any date (other than January 1) established by the Committee and shall end on the last day of the annual offering within which such special offering begins. The only employees who shall be eligible to participate in any special offering shall be those employees of the subsidiary that first becomes a Participating Subsidiary after the annual offering has begun. The terms and conditions established by the Committee with respect to any annual offering and any special offering ending with such annual offering, other than their duration, shall be identical. For each offering, each eligible employee shall be granted an option to purchase a whole or fractional number of shares of stock of the Company equal to $25,000 divided by 100% of the Fair Market Value of a share of stock of the Company on the date immediately preceding the Effective Date of the Offering (as defined in Paragraph 12(a) hereof). Any option granted pursuant to such offering that is not exercised pursuant to the terms hereof shall expire unexercised as of the last day of the respective offerings.

5. Participation. An employee eligible on the Effective Date of the Offering (as defined in Paragraph 12(a) hereof) may participate in such offering by completing and forwarding a payroll deduction authorization form to his appropriate payroll location before August 1st of the offering period. The form will authorize a regular payroll deduction from the employee’s pay.

6. Deductions. The Company or its Participating Subsidiary will maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a regular payroll deduction in any whole dollar multiple of $5.00, provided that the minimum payroll deduction amount shall be $20.00 per payroll period.

7. Deduction Changes. An employee may increase or decrease his payroll deduction by filing a new payroll deduction authorization form before August 1st of the offering period. The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during the term of any offering period.

8. Withdrawal From Participation in an Offering. An employee may, at any time and for any reason, withdraw from participation in an offering under this Plan, upon advance written notice to the Committee. An employee who withdraws from an offering may elect in writing, on a form provided by the Committee, to receive a cash refund of the entire balance in his payroll deduction account (partial refunds are not permitted), or to retain the entire balance in such account and use it to purchase shares of the common stock of the Company, in such offering, under Paragraph 9 of this Plan. Any employee who withdraws from an offering under this Plan may resume participation in such offering only once, provided he does so before August 1st of such offering period.

9. Purchase of Shares.

(a) Each employee participating in an offering under this Plan will be entitled to purchase as many whole or fractional shares of common stock of the Company as can be purchased with the total payroll deductions credited to his account during the specified offering periods in the manner and on the terms herein provided.

(b) The purchase price for a share granted under any offering will be the lower of either:

(i) the offering price of 85% of the Fair Market Value of a share of common stock of the Company on the Effective Date of the Offering; or

(ii) the alternative offering price of 85% of the Fair Market Value of a share of common stock of the Company on the day one year from the Effective Date of the Offering;

provided,	however, that the purchase price shall not be less than par value.

(c) As of the date one year from the Effective Date of the Offering, the account of each participating employee shall be totaled and the alternative offering price determined. If a participating employee shall have sufficient funds in his account to purchase whole or fractional shares at the lower of either the offering price or the alternative offering price as of that date, the employee shall be deemed to have exercised his option to purchase such whole or fractional shares at such lower price, his account shall be charged for the amount of the purchase and, as of such date, such whole and fractional shares shall be electronically deposited into his brokerage account maintained by the stock brokerage or other financial services firm which the Company has retained to act as the designated broker under the Plan.

10. Interest. Unless otherwise determined by the Committee, interest will not accrue on any employee payroll deduction accounts.

11. Holding of Shares. No shares will be issued under the Plan except to employees. Whole or fractional shares purchased with amounts credited to an employee’s payroll deduction account shall be electronically deposited into such employee’s brokerage account maintained by the Plan’s designated broker. The Company shall not issue stock certificates for such shares. Any employee who holds stock certificates from prior offerings under the Plan may transfer, at no charge, the number of shares represented by such certificates into such employee’s brokerage account. An employee may designate a beneficiary or beneficiaries to receive any shares held in his brokerage account in the event of his death by completing a beneficiary designation form and returning it to the Company.

12. Definitions.

(a) “Effective Date of the Offering” shall be the date established by the Committee in making any offering under this Plan.

(b) “Fair Market Value” shall be the closing price of the common stock of the Company on the New York Stock Exchange (the “NYSE”) as reported in the Midwest Edition of The Wall Street Journal on the applicable valuation date hereunder, or if no sale of common stock of the Company is made on the NYSE on any such date, then the closing price of the common stock of the Company on the next preceding day on which a sale was made on the NYSE.

13. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to shares purchased under this Plan unless and until such whole or fractional shares shall have been duly issued.

14. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee’s retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to him at such time and the balance in his account shall be paid to him or, in the event of his death, to his estate. Transfer of a participating employee from the Company to a Participating Subsidiary or vice versa shall not constitute termination of employment.

15. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee and are exercisable only by him.

16. Application of Funds. All funds received or held by the Company or any Participating Subsidiary under this Plan may be used for any corporate purpose and need not be segregated.

17. Adjustment in Case of Changes Affecting the Common Stock of the Company. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination, or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding common stock, or the common stock shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash, or other property (not including a regular cash dividend), the total number of shares authorized to be offered in accordance with Paragraph 1, the number of shares subject to each outstanding option, the option price applicable to each such option, and/or the consideration to be received upon exercise of each such option shall be adjusted in a fair and reasonable manner by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (i) acceleration of the exercise date of outstanding options, or (ii) the conversion of outstanding options into cash or other property to be received in certain of the transactions specified in the preceding sentence upon effectiveness of such transactions.

18. Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment made by the Board or the Committee shall be made without shareholder approval if shareholder approval is required for such amendment under applicable tax, securities, or other law; and, provided further, that no amendment made by the Committee shall increase the aggregate number of shares of common stock of the Company authorized to be sold pursuant to options granted under this Plan and the Foreign Plan. Any action taken by the Board or the Committee pursuant hereto that is otherwise inconsistent with the terms and conditions hereof shall be given effect and be deemed to be an amendment hereof as related to such action, to the extent allowed by this Paragraph 18, so as to make such terms and conditions consistent with such action.

19. Termination of the Plan.

(a) This Plan and all rights of employees under any offering hereunder shall terminate:

(i) on the day that participating employees become entitled to purchase a whole or fractional number of shares equal to or greater than the number of shares remaining available for purchase. If the whole or fractional number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and consistent with Section 423 of the Code; or

(ii) at any time, at the discretion of the Board or the Committee.

(b) Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations. The obligation to sell and deliver shares of the Company’s common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

21. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company or a Participating Subsidiary against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company or a Participating Subsidiary) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided, that within 60 days after the institution of any such action, suit, or proceeding, a Committee member shall in writing offer the Company or a Participating Subsidiary the opportunity, at its own expense, to handle and defend the same.

[The proposed amendments are marked.]

APPENDIX C

2003 EQUITY INCENTIVE PLAN

OF

MANPOWER INC.

(Amended and Restated Effective ~~December 15, 2004~~April 26, 2005)

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees and Directors using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees and Directors, to provide a stronger incentive for such Employees and Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees and Directors with a proprietary interest in the performance and growth of the Company.

1. GENERAL

This Plan exclusive of Section A below applies to all Directors and Employees. Section A of the Plan applies to those Employees who are employed in the United Kingdom.

2. DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a) “Administrator” shall mean the Committee or the Board of Directors with respect to grants to Employees under the Plan and the Board of Directors with respect to grants to Directors under the Plan.

(b) “Award” shall mean an Option, Restricted Stock, Restricted Stock Units, an SAR, Performance Share Units, or Deferred Stock granted under the Plan.

(c) “Board of Directors” shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

(d) A termination of employment for “Cause” will mean termination upon (1) on Employee’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his reasonable judgment, (2) insubordination, (3) an Employee’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) an Employee’s chronic absence from work other than by reason of a serious health condition, (5) an Employee’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by an Employee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the committee of the Board of Directors constituted as provided in Paragraph 5 of the Plan.

(g) “Company” shall mean Manpower Inc., a Wisconsin corporation.

(h) “Deferred Stock” shall mean a right to receive one or more Shares from the Company in accordance with, and subject to, Paragraph ~~10~~11 of the Plan.

(i) “Deferred Stock Agreement” shall mean the agreement between the Company and a Participant whereby Deferred Stock is granted to such Participant.

(j) “Director” shall mean an individual who is a non-Employee member of the Board of Directors of the Company.

(k) “Disability” shall mean (i) with respect to an Employee, a physical or mental incapacity which, as determined by the Committee, results in an Employee ceasing to be an Employee and (ii) with respect to a Director, a physical or mental incapacity which results in a Director’s termination of membership on the Board of Directors of the Company~~.~~; provided, however, that where an Award is granted to a Participant who is subject to U.S. federal income tax with terms such that it is nonqualified deferred compensation for purposes of Section 409A of the Code, “Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(l) “Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Grant Value” of an SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(o) “Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(p) “Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange; provided, however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(q) “Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(r) “Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director, a Non-Statutory Stock Option granted under the Plan.

(s) “Option Agreement” shall mean the agreement between the Company and a Participant whereby an Option is granted to such Participant.

(t) “Participant” shall mean an Employee or Director to whom an Award has been granted under the Plan.

(u) “Performance Goals” shall mean the goals identified by the Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may include or exclude the impact of changes in currency exchange rates, (iii) may be applied on an absolute or relative basis, (iv) may be valued on a growth or fixed basis, and (v) may be applied on a Company-wide, business segment, or individual basis:

1.	Net Income
2.	Revenue
3.	Earnings per share diluted
4.	Return on investment
5.	Return on invested capital
6.	Return on equity
7.	Return on net assets
8.	Shareholder returns (either including or excluding dividends) over a specified period of time
9.	Financial return ratios
10.	Cash flow
11.	Amount of expense
12.	Economic profit
13.	Gross profit
14.	Gross profit margin percentage
15.	Operating profit
16.	Operating profit margin percentage
17.	Amount of indebtedness
18.	Debt ratios
19.	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)
20.	Attainment by a Share of a specified Market Price for a specified period of time
21.	Customer satisfaction survey results
22.	Employee satisfaction survey results
23.	Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing.

The above Performance Goals may be determined with or without regard to (i) changes in accounting or (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee upon the grant of an Award.

(v) “Performance Share Unit” shall mean a right, contingent upon the attainment of specified performance objectives within a specified performance period, to receive one or more Shares from the Company, in accordance with, and subject to, Paragraph 10 of the Plan.

(w) “Performance Share Unit Agreement” shall mean the agreement between the Company and a Participant whereby Performance Share Units are awarded to such Participant.

(x) ~~(u)~~ “Plan” shall mean the 2003 Equity Incentive Plan of the Company.

(y) ~~(v)~~ “Protected Period” shall be a period of time determined in accordance with the following:

(1) if a Triggering Event is triggered by an acquisition of shares of common stock of the Company pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event;

(2) if a Triggering Event is triggered by a merger or consolidation of the Company with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the

Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event; and

(3) in the case of any Triggering Event not described in clause (1) or (2) above, the Protected Period shall commence on the date that is six months prior to the Triggering Event and shall continue through and including the date of the Triggering Event.

(z) (~~w~~) “Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Paragraph 8 of the Plan.

(aa) (~~x~~) “Restricted Stock Agreement” shall mean the agreement between the Company and a Participant whereby Restricted Stock is granted to such Participant.

(bb) “Restricted Stock Unit” shall mean shall mean a right to receive one Share from the Company in accordance with, and subject to, Paragraph 8 of the Plan.

(cc) “Restricted Stock Unit Agreement” shall mean the agreement between the Company and a Participant whereby Restricted Stock Units are granted to such Participant.

(dd) (~~y~~) “SAR” shall mean a stock appreciation right with respect to one Share granted under the Plan.

(ee) (~~z~~) “SAR Agreement” shall mean the agreement between the Company and a Participant whereby an SAR is granted to such Participant.

(ff) (~~aa~~) “Share” or “Shares” shall mean the $0.01 par value common stock of the Company.

(gg) (~~bb~~) “Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(hh) (~~cc~~) “Triggering Event” shall mean the first to occur of any of the following:

(1) the acquisition (other than from the Company), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (determined in accordance with Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (i) by the Company, any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (ii) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(2) the consummation of any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(3) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(4) individuals who, as of the date this Plan is adopted by the Board of Directors of the Company, constitute the Board of Directors of the Company (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board of Directors of the Company whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or

(5) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

3. AWARDS AVAILABLE UNDER THE PLAN

The Administrator may grant Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, ~~SARs~~Restricted Stock Units, SARs, Performance Share Units and Deferred Stock under the Plan.

The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Employees or Directors to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

4. SHARES RESERVED UNDER PLAN

(a) The aggregate number of Shares which may be issued under the Plan pursuant to the exercise or grant of Awards shall not exceed 4,500,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph ~~12~~13 hereof. ~~In no event (a) shall~~For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; and (2) upon the exercise of an SAR granted under the Plan, the full number of SARs exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise.

(b) The aggregate number of shares of Restricted Stock or Deferred Stock granted under the Plan plus the number of ~~shares of Deferred Stock granted under the Plan~~Restricted Stock Units and Performance Share Units

granted under the Plan shall not exceed ~~200,000 Shares~~800,000 (subject to adjustment as provided in Paragraph ~~12~~13 hereof)~~, (b) shall~~. For purposes of determining the maximum number of ~~Shares delivered through~~these types of Awards available for grant under the ~~exercise~~ Plan, any shares of ~~Incentive~~ Restricted Stock ~~Options exceed 1,000,000 Shares (subject~~ or Deferred Stock which are forfeited to ~~adjustment as provided in Paragraph 12 hereof), (e)~~ the Company, or any Restricted Stock Units or Performance Share Units which are forfeited to the Company, shall ~~any~~ be treated, following such forfeiture, as Awards that have not been granted under the Plan.

(c) No Employee shall be eligible to receive grants of Options and SARs for more than an aggregate of 750,000 Shares during any three-year period (subject to adjustment as provided in Paragraph ~~12~~13 hereof)~~, or(d) shall any one Participant be eligible to receive an aggregate amount of Restricted Stock and Deferred Stock in an amount in excess of $4,000,000 (valuing the Shares at their Market Price on the business day immediately preceding the date of grant) during any three-year period. For purposes of determining the maximum number of Shares available for issuance under the Plan, (a) any Shares which are used in settlement of tax withholding obligations with respect to an Award shall be deemed not to have been issued, (b) if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of Shares issued net of the Shares tendered shall be deemed issued, and (c) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued.~~.

(d) The aggregate number of shares of Restricted Stock and Deferred Stock, plus the number of Restricted Stock Units and Performance Share Units granted to any one Employee during any fiscal year of the Company shall be limited to 150,000 (subject to adjustment as provided in Paragraph 13 hereof).

(e) In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 1,000,000 Shares (subject to adjustment as provided in Paragraph 13 hereof).

5. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors with respect to grants to Directors under the Plan.

(b) The Plan shall be administered by the Committee or by the Board of Directors with respect to grants to Employees under the Plan. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”), and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

6. ELIGIBILITY

(a) Directors shall be eligible to receive Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan.

(b) Employees shall be eligible to receive Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan. In determining the Employees to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(c) A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Paragraph 4.

7. OPTIONS: GENERAL PROVISIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Types of Options.    An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Maximum Annual Grant of Incentive Stock Options to Any Employee.    The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c) Option Exercise Price.    The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such Option.

(d) Exercise.    An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 7(g), below, or as otherwise determined by the Administrator, no Option granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an Option shall be exercisable by a Participant’s giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.

(e) General Exercise Period.    The Administrator may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Participant. Notwithstanding any limitation on the exercise of any Option or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding Options shall become immediately exercisable, and if a person ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, all Options held by such person shall become immediately exercisable. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from its date of grant. Every Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(f) Payment of Exercise Price.    The exercise price shall be payable in whole or in part in cash, Shares held by the Participant for more than six months, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant for more than six months, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued at their Market Price on the business day immediately preceding the day on which such Shares are delivered.

(g) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to retirement on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option to the extent that such Participant then has a present right to exercise such Option or would have become entitled to exercise such Option had that Participant remained an Employee during such three-year period; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant.

(3) In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Employee dies without a surviving designated beneficiary, (2) by the personal representative, administrator, or other representative of the estate of the deceased Employee, or by the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an Option who has designated a beneficiary for purposes of Subparagraph 7(g)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h) Extension of Periods.    The Administrator may in its sole discretion increase the periods permitted for exercise of an Option if a Participant ceases to be an Employee as provided in Subparagraphs 7(g)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant.

(i) Transferability.

(1) Except as otherwise provided in this Paragraph 7(i), or unless otherwise provided by the Administrator, Options granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the Options granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Participant.

(2) Nonstatutory Stock Options granted to Directors or to any Employee who is subject to Section 16 of the Exchange Act shall be transferable to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships in which the Participant and/or such family members are the only partners, provided the transferee agrees to be bound by any vesting or other restrictions applicable to the Participant with respect to the Options. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, children, descendants of children, and spouses of children and descendants. Upon such a transfer, the Option (or portion of the Option) thereafter shall be exercisable by the transferee to the extent and on the terms it would have been exercisable by the transferring Participant.

8. RESTRICTED STOCK / RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b) Restrictions on Restricted Stock.    Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Paragraph 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, be forfeited to the Company.

(c) Vesting Conditions.    The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives. Where Restricted Stock is granted subject to vesting conditions that are based upon the achievement of specific performance objectives, except as otherwise provided in this Section 8, the Restricted Period shall not end until the performance objectives have been achieved, as certified by the Committee or otherwise. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.

(~~e~~d) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (~~e~~d)(2) and (~~d~~e), below, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(2) In the event a Participant ceases to be an Employee on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits), or due to early retirement with the consent of the Administrator, or due to death or Disability, all restrictions applicable to any Restricted Stock then held by the Participant shall immediately lapse and all unvested Restricted Stock Units held by the Participant shall immediately vest.

(~~d~~e) Vesting on Triggering Event.    Except as determined otherwise by the Administrator at the time of grant, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, the restrictions applicable to any Restricted Stock then held by all Participants shall immediately lapse~~,~~ and ~~all such~~any Restricted Stock Units then held by all Participants shall ~~be treated as Shares of the Company and the holders thereof shall be entitled to receive the same consideration thereupon, if any, payable to the holders of outstanding shares of the Company in connection with the Triggering Event~~immediately vest. In addition, except as otherwise determined by the Administrator at the time of grant, in the case of any individual Employee, upon that person’s ceasing to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, the restrictions applicable to any Restricted Stock then held by such Employee shall immediately lapse and any Restricted Stock Units then held by such Employee shall immediately vest.

(~~e~~f) Retention of Certificates for Restricted Stock.    The Company will retain custody of the stock certificates representing Restricted Stock during the Restricted Period as well as a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Company.

(g) Transferability of Restricted Stock Units.    Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(h) No Rights as Shareholders for Participants Holding Restricted Stock Units.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(i) Distribution of Shares with Respect to Restricted Stock Units.    Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the

Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Unit vest.

(~~f~~j) ~~No Release of Restrictions by Administrator.    The Administrator may not, through amendment of the~~Dividends and Distributions with Respect to Restricted Stock ~~Agreement or~~Units.    Except as otherwise~~, accelerate~~ provided by the ~~lapse of any restrictions applicable to~~Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal to the quotient of (i) the aggregate amount of dividends which ~~has~~would have been ~~granted under the Plan. This limitation is not intended to apply~~ received by a shareholder holding a number of Shares equal to ~~the lapse of restrictions pursuant~~ the number of Restricted Stock Units held by such Participant during the year or shorter period that the Participant held Restricted Stock Units, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. In the event of any distribution with respect to Shares other than a cash dividend, then, except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal in value to the fair market value of the property which would have been received by a shareholder holding a number of Shares equal to the number of shares of Restricted Stock Units held by such Participant on the date of the distribution in such fiscal year, assuming each additional Restricted Stock Unit has a value equal to the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. Where a distribution of Shares to a Participant in respect of Restricted Stock Units in accordance with Subparagraph 8~~(c)(2) or Paragraph 8(d~~i)~~, above.~~ above is made before the end of the Company’s fiscal year (due to vesting or otherwise), a pro rata portion of any Restricted Stock Units that would otherwise be credited to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such Restricted Stock Units at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Restricted Stock Units credited under this Subparagraph 8(j) shall vest and be distributed on the same terms and in the same proportions as the Restricted Stock Units held by a Participant as of the record date or distribution date shall vest.

9. SARs

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of SARs shall be confirmed by the execution of an SAR Agreement.

(b) Grant Value.    The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such SAR. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such SAR.

(c) Exercise.    An SAR Agreement may provide for exercise of an SAR by a Participant in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 9(f) below, or as otherwise determined by the Administrator, no SAR granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d) General Exercise Period.    The Administrator may, in its discretion, determine the periods during which SARs may be exercised by a Participant. Notwithstanding any limitation on the exercise of any SAR or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding SARs shall become immediately exercisable, and if a person ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, all SARs held by such person shall become immediately exercisable. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from its date of grant. Every SAR which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(e) Rights on Exercise.    An SAR shall entitle the Participant to receive from the Company that number of full Shares having an aggregate Market Price, as of the business day immediately preceding the date of exercise (the “Valuation Date”), substantially equal to (but not more than) the excess of the Market Price of one Share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised. However, the Company, as determined in the sole discretion of the Administrator, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash substantially equal to the aggregate Market Price on the Valuation Date of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the aggregate Market Price on the Valuation Date of the Shares the Company would otherwise be obligated to deliver.

(f) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to retirement on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such SAR.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder to the extent such Participant then has a present right to exercise such SAR or would have become entitled to exercise such SAR had that person remained an Employee during such three-year period; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant.

(3) In the event of the death of an Employee while an Employee, any SAR granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Employee dies without a surviving designated beneficiary, (2) by the personal representative, administrator, or other representative of the estate of the deceased Employee, or by the person or persons to whom the deceased Employee’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such SAR on the date of the Employee’s death or would have become entitled to exercise such SAR had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an SAR who has designated a beneficiary for purposes of Subparagraph 9(f)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such SAR. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(g) Extension of Periods.    The Administrator may in its sole discretion increase the periods permitted for exercise of an SAR if a person ceases to be an Employee as provided in Subparagraphs 9(f)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an SAR be exercisable subsequent to ten (10) years after its date of grant.

(h) Transferability.    Except as otherwise provided in this Paragraph 9(h), or unless otherwise provided by the Administrator, SARs granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the SARs upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

10. PERFORMANCE SHARE UNITS

Performance Share Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of Performance Share Units shall be confirmed by the execution of a Performance Share Unit Agreement. The terms of any Performance Share Unit Agreement shall specify the target number of Performance Share Units established for the Participant, the applicable performance conditions, the performance period, and any vesting period applicable to the Award.

(b) Performance Conditions.    The Administrator shall set performance conditions based upon the achievement of specific performance objectives. The Administrator may also set vesting conditions based on the continued employment of a Participant who is an Employee or based on the continued service of a Participant who is a Director, which may or may not run concurrently with the performance period. For purposes of qualifying Performance Share Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as “performance-based compensation under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before any payment is made in respect of an Award of Performance Share Units.

(c) Award Calculation and Payment.    The actual number of Performance Share Units earned shall be determined at the end of the performance period, based on achievement of the applicable performance goals. Except as otherwise determined by the Administrator at the time of grant, Awards will be paid in Shares equal to the number of Performance Share Units that have been earned at the end of the performance period as of the later of: (1) the date the Administrator has approved and certified the number of Performance Share Units that have been earned, or (2) where applicable, the date any vesting period thereafter has been satisfied. However, the

Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Notwithstanding the foregoing, if any grant of Performance Share Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, Shares or cash shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(d) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Performance Share Units held by such Participant that have not been earned and/or vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee due to death or Disability, all Performance Share Units then held by the Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(e) Vesting on Triggering Event.    Except as determined otherwise by the Administrator at the time of grant, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, any Performance Share Units then held by all Participants that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period. In addition, except as otherwise determined by the Administrator at the time of grant, in the case of any individual Employee, upon that person’s ceasing to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, any Performance Share Units then held by such Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(f) Transferability.    Except as provided below, Performance Share Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Performance Share Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Performance Share Units by a Participant shall be null and void. A Participant shall have the right to transfer Performance Share Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(g) No Rights as Shareholders.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Performance Share Unit granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Performance Share Units or any Shares distributable with respect to any Performance Share Units until such Shares are so distributed.

~~10.~~11. DEFERRED STOCK

Deferred Stock granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of Deferred Stock shall be confirmed by the execution of a Deferred Stock Agreement.

(b) Distributions of Shares.    Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph ~~12~~,~~13,~~ below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant; provided, however, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.

[Effective for grants made on or after January 1, 2005, this subparagraph ~~10~~11(b) will read as follows:

(b) Distributions of Shares.    Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph ~~12,~~13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant; provided, however, that, with respect to any Participant who is subject to U.S. federal income tax, Shares or cash distributed in respect of Deferred Stock shall only be distributed in ~~accordance with the rules of~~a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and ~~any guidance issued~~/or interest thereunder; and provided, further, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.]

(c) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (c)(2) and (d), below, all Deferred Stock held by such Participant on the date of termination that has not vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator, or due to death or Disability, all Deferred Stock then held by such Participant shall immediately vest.

(d) Vesting on Triggering Event.    Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, all Deferred Stock then held by Participants shall immediately vest. In addition, except as otherwise determined by the Administrator at the time of grant, in the case of any individual Employee, upon that person’s ceasing to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, all Deferred Stock then held by such Employee shall immediately vest.

(e) Transferability.    Except as provided below, Deferred Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Deferred Stock may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Deferred Stock by a Participant shall be null and void. A Participant shall have the right to transfer Deferred Stock upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(f) No Rights as Shareholders.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Deferred Stock granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock or any Shares distributable with respect to any Deferred Stock until such Shares are so distributed.

(g) Dividends and Distributions.    Except as otherwise provided by the Administrator at the time of grant, as of each record date for the payment of dividends on the Company’s common stock, each Participant shall be ~~granted~~credited with a number of additional shares of Deferred Stock equal to the quotient of the amount of dividends which would have been received by a shareholder of record of a number of Shares equal to the number of shares of Deferred Stock held by such Participant immediately before such dividend, divided by the Market Price on such date. In the event of any distribution with respect to Shares other than a cash dividend, then, except as otherwise provided by the Administrator at the time of grant, each Participant shall be ~~granted~~credited with a number of additional shares of Deferred Stock ~~which could have been purchased at the Market Price as of the date of such distribution with an amount~~ equal in value to the ~~Market Price~~fair market value of the consideration which would have been received on the date of such ~~date~~distribution by a shareholder of record of a number of Shares equal to the number of shares of Deferred Stock ~~then~~held by such Participant immediately before such distribution, assuming each additional share of Deferred Stock has a value equal to the Market Price for the business day immediately preceding such distribution date.

(h) Accelerated Distribution.    Notwithstanding any other provision of the Plan, the Administrator may, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares are distributed with respect to such Deferred Stock.

[Effective for grants made on or after January 1, 2005, this subparagraph ~~10~~ 11(h) will read as follows:

(h) Accelerated Distribution.    The Administrator may not, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares or cash are or is distributed with respect to such Deferred Stock, except ~~as permitted in accordance with Code~~where such an acceleration would not cause the Participant to become subject to penalties and/or interest under Section 409A ~~or any guidance promulgated thereunder~~ of the Code.]

~~(i) No Accelerated Vesting by Administrator.    The Administrator may not, through amendment of the Deferred Stock Agreement or otherwise, accelerate the vesting of Deferred Stock which has been granted under the Plan subject to vesting limitations. This limitation is not intended to apply to the vesting of Deferred Stock pursuant to Subparagraph 10(c)(2) or Paragraph 10(d), above.~~

~~11.~~12. LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, SAR Agreement or Deferred Stock Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

~~12.~~13. ADJUSTMENT PROVISIONS

(a) Share Adjustments.    In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4 and the other limitations contained in Paragraph 4, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Deferred Stock, Restricted Stock Unit or Performance Share Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b) Acquisitions.    In the event of a merger or consolidation of the Company with another corporation or entity in which the Company is not the survivor, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options, Restricted Stock, ~~SARs~~Restricted Stock Units, SARs, Performance Share Units or Deferred Stock into cash and/or (3) the conversion of Awards into the right to receive securities of another person upon such terms and conditions as are determined by the Administrator in its discretion.

(c) Binding Effect.    Any adjustment, waiver, conversion or other action taken by the Administrator under this Paragraph ~~12~~13 shall be conclusive and binding on all Participants.

~~13.~~14. TAXES

(a) Options and SARs.    The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option or SAR until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant exercising an Option or SAR may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate Market Price on the business day immediately preceding the date the Shares are withheld equal to the amount of the required withholding tax.

(b) Restricted Stock.    The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. A Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate Market Price on the business day immediately preceding the day on which such Shares are withheld equal to the amount of the required withholding tax.

(c) Restricted Stock Units, Performance Share Units and Deferred Stock.    The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units, Performance Share Units or Deferred Stock or the distribution of any Shares or cash payments with respect to Restricted Stock Units, Performance Share Units or Deferred Stock, and the Company may defer making delivery of Shares with respect to Restricted Stock Units, Performance Share Units or Deferred Stock until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. A Participant who holds Restricted Stock Units, Performance Share Units or Deferred Stock may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate Market Price on the business day immediately preceding the date the Shares are withheld equal to the amount of the required withholding tax.

~~14.~~15. EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Company’s Executive Compensation Committee and Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the shareholders.

~~15.~~16. TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted after February 18, 2013. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange (or if the Shares are not then listed on the New York Stock Exchange, the listing standards of such other exchange or inter-dealer quotation system on which the Shares are listed). ~~No~~Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement, Performance Share Agreement or Deferred Stock Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Paragraph ~~12~~13 of the Plan.

~~16.~~17. OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

~~17.~~18. NO RIGHT TO EMPLOYMENT

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time.

SECTION A

1. GENERAL

(a) Except to the extent inconsistent with and/or modified by the terms specifically set out below, this Section A incorporates all of the provisions of the Plan exclusive of this Section A (the “Main Plan”). This Section A of the Plan shall apply to Employees who are employed in the United Kingdom and shall be referred to below as the “Scheme”. Options shall not be granted under this Scheme until approval by the Board of Inland Revenue is received by the Company.

(b) SARs shall not be granted to Employees under the Scheme.

(c) Neither Restricted Stock, Restricted Stock Units, Performance Share Units nor Deferred Stock shall be granted to Employees under the Scheme.

2. DEFINITIONS

In this Scheme the following words and expressions have the following meanings except where the context otherwise requires:

(a) “Act” shall mean the Income Tax (Earnings and Pensions) Act 2003.

(b) “Approval” shall mean approval under Schedule 4.

(c) “Approved Scheme” shall mean a share option scheme, other than a savings-related share option scheme, approved under Schedule 4.

(d) “Employee” shall mean any employee of the Company or its Subsidiaries, provided that no person who is precluded from participating in the Scheme by paragraph 9 of Schedule 4 shall be regarded as an Employee.

(e) “Exercise Price” shall mean the Market Price as defined in Paragraph 2(p) of the Main Plan (save that the proviso to that Paragraph 2(p) shall not apply) for the business day immediately preceding the date of grant of an Option provided that if, at the date of grant, Shares are not listed on the New York Stock Exchange, then the Exercise Price shall be the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Scheme with the Shares Valuation Division of the Board of Inland Revenue, provided that the Exercise Price shall not be less than the par value of a Share.

(f) “PAYE Liability” shall mean the amount of any taxes and/or primary class 1 national insurance contributions or other social security taxes which the Company or any of its Subsidiaries would be required to account for to the Inland Revenue or other taxation authority by reference to the exercise of an Option and, if so required by and agreed with the Company, any secondary class 1 national insurance contributions which the Company or any of its Subsidiaries would be required to account for to the Inland Revenue on exercise of an Option.

(g) “Redundancy” shall mean dismissal by reason of redundancy within the meaning of the Employment Rights Act 1996.

(h) “Revenue Limit” shall mean £30,000 or such other amount as may from time to time be the appropriate limit for the purpose of paragraph 6(1) of Schedule 4.

(i) “Schedule 4” shall mean Schedule 4 to the Act.

(j) “Share” shall mean $0.01 par value common stock of the Company which satisfies the conditions of paragraphs 15 to 20 of Schedule 4.

(k) “Subsidiary” shall mean a company which is for the time being a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985.

Other words or expressions, so far as not inconsistent with the context, have the same meanings as in Schedule 4.

Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re-enacted.

3. LIMITS

An Option granted to an Employee shall be limited and take effect so that the aggregate market value of Shares subject to that Option, taken together with the aggregate market value of Shares which the Employee may acquire in pursuance of rights obtained under the Scheme or under any other Approved Scheme established by the Company or by any associated company (within the meaning of paragraph 35(1) of the Schedule 4) of the Company (and not exercised), shall not exceed the Revenue Limit. Such aggregate market value shall be determined at the time the rights are obtained.

4. TERMS OF OPTIONS

(a) No Option granted under the Scheme may be transferred, assigned, charged or otherwise alienated save that an Option may be exercised after the relevant Employee’s death in accordance with the provisions of this Scheme. The provisions of Paragraph 7(i) of the Main Plan shall not apply for the purposes of this Scheme.

(b) An Option granted under the Scheme shall not be exercised by a Holder at any time when he is ineligible to participate by virtue of paragraph 9 of Schedule 4.

(c) As provided in Paragraph 7(d) of the Main Plan, an Option shall be exercised by notice in writing given by the Holder to the Secretary of the Company accompanied by payment of the required Exercise Price which must be satisfied in cash. The provisions of Paragraph 7(f) of the Main Plan shall not apply for the purposes of this Scheme.

(d) For purposes of this Scheme, Subparagraph 7(g)(1) of the Main Plan shall read:

“Any person who ceases to be an Employee due to retirement on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.”

(e) For purposes of this Scheme, Subparagraph 7(g)(2) of the Main Plan shall read:

“Any person who ceases to be an Employee due to Disability, injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company shall have:

(A) Three (3) years from the date of such cessation due to Disability to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, to the extent that such person then has a present right to exercise such Option or would have become entitled to exercise such Option had such person remained an Employee during such three-year period; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death; and

(B) Eighteen (18) months from the date of such cessation due to injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date that person ceases to be an Employee, he or she then has a present right to exercise such Option”.

(f) For purposes of this Scheme, Subparagraph 7(g)(3) shall read:

“In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to the Option, granted to such Employee shall be exercisable:

(A) For one (1) year from the date of the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) Only by the personal representative, administrator or the representative of the estate of the deceased Employee; and

(C) Only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained employed during a period of three (3) years from the date of the Employee’s death.”

(g) For purposes of this Scheme, Subparagraph 7(g)(5) of the Main Plan shall read:

“If a person ceases to be an Employee for a reason other than those specified above, that person shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.”

(h) For purposes of this Scheme, Subparagraph 7(h) of the Main Plan shall read:

“The Administrator may in its sole discretion, acting fairly and reasonably, increase the periods permitted for exercise of an Option as provided in Subparagraphs 7(g)(1), (2), and (5) above; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant, and provided further that such Option is exercised within one (1) year after the date of the Participant’s death.”

(i) For purposes of this Scheme, Paragraph ~~13~~14(a) of the Main Plan shall read:

“If any PAYE Liability would arise on the exercise of an Option, the Option may only be validly exercised if the Participant remits to the Company with his exercise notice a payment of an amount equal to such PAYE Liability (which being a cheque or similar instrument shall only be valid if honored on first presentation), or if the Participant gives instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares acquired under the Scheme to realize an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company, or if the Participant makes other arrangements to meet the PAYE Liability that are acceptable to the Administrator (acting fairly and reasonably) and the Board of Inland Revenue.”

(j) The second paragraph of Paragraph ~~15~~16 of the Main Plan providing for the amendment of outstanding Options shall not apply for purposes of this Scheme.

(k) If Shares are to be issued to the Participant following the exercise of an Option, such Shares shall be issued to the Participant within 30 days of the Option being exercised. If Shares are to be purchased on the open market for the Participant following a Participant’s exercise of an Option, such purchase must be made and the Shares must be transferred to the Participant within 30 days of the Option being exercised.

(l) Shares issued on the exercise of an Option will rank pari passu with the Shares in issue on the date of allotment.

5. ADJUSTMENTS

(a) The adjustment provisions relevant to Options in Paragraph ~~12~~13(a) of the Main Plan shall apply for the purposes of this Scheme in so far as (i) Paragraph ~~12~~13(a) of the Main Plan meets the provisions of Paragraph 22(3) of Schedule 4 and (ii) there is a variation of the share capital of the Company within the meaning of Paragraph 22(3) of Schedule 4, provided that no such adjustment to any Options granted under this Scheme shall be made without the prior approval of the Board of Inland Revenue.

(b) Any discretion exercised by the Administrator in respect of the waiving of any vesting requirements pursuant to Paragraph ~~12~~13(b) of the Main Plan shall be exercised fairly and reasonably.

(c) For purposes of this Scheme, the provision in Paragraph ~~12~~13(b)(2) of the Main Plan allowing for the conversion of outstanding Options into cash shall not apply.

(d) For purposes of this Scheme, the provisions in Paragraph ~~12~~13(b)(3) of the Main Plan allowing for the conversion of outstanding Awards into the right to receive securities of another person shall not apply.

6. EXCHANGE OF OPTIONS

(a) The provisions of this Paragraph 6 apply if a company (the “Acquiring Company”):

(1) obtains control of the Company as a result of making a general offer to acquire:

(A) the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have control of the Company; or

(B) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

(2) obtains control of the Company under a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

(3) becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985; or

(4) obtains control of the Company as a result of a general offer to acquire the whole of the general capital of the Company pursuant to an action agreed in advance with the Board of the Inland Revenue as comparable with any action set out in Paragraphs 6(a)(1), 6(a)(2) or 6(a)(3) of this Scheme.

(b) Exchange.    If the provisions of this Paragraph 6 apply, Options may be exchanged by a Participant within the period referred to in paragraph 26(3) of Schedule 4 by agreement with the company offering the exchange.

(c) Exchange terms.    Where an Option is to be exchanged the Participant will be granted a new option to replace it. Where a Participant is granted a new option then:

(1) the new option will be in respect of shares in any body corporate determined by the company offering the exchange as long as they satisfy the conditions of paragraph 27(4) of Schedule 4;

(2) the new option will be equivalent to the Option that was exchanged;

(3) the new option will be treated as having been acquired at the same time as the Option that was exchanged and will be exercisable in the same manner and at the same time;

(4) the new option will be subject to the provisions of the Main Plan and this Scheme as they last had effect in relation to the Option that was exchanged; and

(5) with effect from exchange, the provisions of the Main Plan and this Scheme will be construed in relation to the new option as if references to Shares are references to the shares over which the new option is granted and references to the Company are references to the body corporate determined under the provisions of Paragraph 6(c)(1) of this Scheme.

7. ADMINISTRATION OR AMENDMENT

The Scheme shall be administered under the direction of the Administrator as set out in the Main Plan provided that for so long as the Administrator determines that the Scheme is to be an Approved Scheme, no amendment for which prior approval by the Board of Inland Revenue is required under the Act shall be made without the prior approval of the Board of Inland Revenue.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN

THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED

SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL

BE VOTED FOR PROPOSALS 1, 2 AND 3. PROPOSALS 1, 2 AND 3

ARE BEING PROPOSED BY MANPOWER INC.

Please mark your votes as indicated in this example.	☒

1.	ELECTION OF DIRECTORS		2.	Approval of the increase the number of shares authorized for issuance under the Manpower 1990 Employee Stock Purchase Plan.
	FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	FOR AGAINST ABSTAIN ☐ ☐ ☐
	☐	☐	3.	Approval of amendments to the 2003 Equity Incentive Plan of Manpower Inc. to add performance-based equity incentive awards and to make related changes.

			FOR AGAINST ABSTAIN ☐ ☐ ☐
	NOMINEES: 01 J. Thomas Bouchard, 02 Rozanne L. Ridgway and 03 Edward J. Zore		4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)	Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please
			sign in partnership name by authorized person.

			Dated: , 2005

			(Signature)

			(Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/man Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.manpower.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

MANPOWER INC.

The undersigned hereby appoints Jeffrey A. Joerres and Michael J. Van Handel proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Manpower Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of Manpower Inc. to be held April 26, 2005 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

MANPOWER INC.

Annual Meeting

of

Manpower Inc. Shareholders

Tuesday, April 26, 2005

9:00 a.m.

International Headquarters of Manpower Inc.

5301 North Ironwood Road

Milwaukee, Wisconsin

Agenda

•	Elect three directors to serve until 2008 as Class III directors.
•	To increase the number of shares authorized for issuance under the Manpower 1990 Employee Stock Purchase Plan.
•	Approval of amendments to the 2003 Equity Incentive Plan of Manpower Inc. to add performance-based equity incentive awards and to make related changes.
•	Transact such other business as may properly come before the meeting.

You can now access your Manpower Inc. account online.

Access your Manpower Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD). Mellon Investor Services LLC, Transfer Agent for Manpower Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends	• Obtain a duplicate 1099 tax form
• View certificate history	• Make address changes	• Establish/change your PIN
• View book-entry information
Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC